Filed Pursuant to Rule 424(b)(5)

Registration No. 333-106250

Prospectus Supplement

August 17, 2005

(To Prospectus dated January 13, 2004)

$100,000,000

Pan Pacific Retail Properties, Inc.

5.25% Notes due 2015

We will pay interest on the notes each March 1 and September 1. The first interest payment will be made on March 1, 2006. The notes will mature on September 1, 2015. The notes are senior unsecured debt securities and rank equally with all of our other senior unsecured indebtedness from time to time outstanding.

We have the option to redeem the notes in whole or in part, at any time or from time to time, at the redemption price described in this prospectus supplement.

Investing in the notes involves risks. See “ Risk Factors” beginning on page S-6 of this prospectus supplement and on page 7 of the accompanying prospectus.

	Per Note	Total
Public offering price(1)	99.429%	$99,429,000
Underwriting discount	0.650%	$ 650,000
Proceeds, before expenses, to Pan Pacific(1)	98.779%	$98,779,000

(1)	Plus accrued interest, if any, from August 22, 2005, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about August 22, 2005.

Joint Book-Running Managers

Banc of America Securities LLC	Wachovia Securities

Co-Manager

Wells Fargo Securities

Prospectus Supplement

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. You should assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

References in this prospectus supplement and in the accompanying prospectus to “we,” “us,” “our,” “Pan Pacific” and “the Company” mean Pan Pacific Retail Properties, Inc. and include its consolidated subsidiaries, unless otherwise expressly stated or the context otherwise requires.

FORWARD-LOOKING STATEMENTS

In addition to historical information, we have made forward-looking statements in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including those pertaining to anticipated closings of transactions and uses of proceeds and our capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and should not be relied upon as predictions of future events, and we cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology, or by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and may be incapable of being realized.

In addition to the risk factors incorporated by reference in the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2004, the following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	defaults or non-renewal of leases;

•	increased interest rates and operating costs;

•	failure to obtain necessary outside financing;

•	difficulties in identifying properties to acquire and in effecting acquisitions;

•	failure to successfully integrate acquired properties and operations;

•	risks and uncertainties affecting property development and construction (including construction delays, cost overruns, inability to obtain necessary permits and public opposition to these activities);

•	failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended;

•	risks related to natural disasters;

•	financial market fluctuations;

•	changes in real estate and zoning laws; and

•	increases in real property tax rates.

Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and other factors. You are cautioned not to place undue reliance on forward-looking statements, which reflect management’s analysis only. We assume no obligation to update forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights some information from this prospectus supplement and the accompanying prospectus. It may not contain all of the information that is important to you. In addition, important information is incorporated by reference into this prospectus supplement and the accompanying prospectus. To understand this offering fully, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein.

The Offering

All capitalized terms used in this section and not defined in this section have the meanings provided in the section of this prospectus supplement entitled “Description of the Notes.” For a more complete description of the terms of the notes specified in the following summary, see “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Securities Offered	$100,000,000 aggregate principal amount of 5.25% notes.

Maturity	September 1, 2015

Interest Payment Dates	Semi-annually in arrears on March 1 and September 1 commencing March 1, 2006.

Ranking

The notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness from time to time outstanding. The notes are not obligations of any of our subsidiaries. The notes will be effectively subordinated to any mortgages and other secured indebtedness we incur to the extent of the assets securing such debt and to all indebtedness and other liabilities of our subsidiaries from time to time outstanding.

Ratings	The notes are expected to be rated “Baa2” by Moody’s Investors Service and “BBB+” by Standard & Poor’s Corporation.

Use of Proceeds

We intend to use the net proceeds from the sale of the notes to repay borrowings under our unsecured credit facility. Borrowings under our unsecured credit facility totaled $121,900,000 at June 30, 2005.

Optional Redemption

The notes are redeemable at our option, at any time in whole or from time to time in part, at a redemption price equal to the sum of (1) the principal amount of the notes (or portion of such notes) being redeemed plus accrued interest on such notes to the redemption date and (2) the Make-Whole Amount (as described in “Description of the Notes”), if any, with respect to the notes (or portion of such notes).

Limitations on Incurrence of Debt	The notes contain various covenants, including the following:

•	We will not incur any Debt if, after giving effect to the Debt, the aggregate principal amount of our Debt is greater than 60% of the sum of (1) our Total Assets as of the end of the fiscal quarter covered by our most recent report on Form 10-K or 10-Q, as the case may be, and (2) the increase in Total Assets from the end of that quarter including any increase in Total Assets caused by the application of the proceeds of that additional Debt (that increase together with our Total Assets is referred to as “Adjusted Total Assets”).

•	We will not incur any Secured Debt if, after giving effect to the Secured Debt, the aggregate principal amount of all of our Secured Debt is greater than 40% of our Adjusted Total Assets.

•	We will not incur any Debt if the ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which the additional Debt is to be incurred would be less than 1.5 to 1.0, calculated on a pro forma basis after giving effect to the incurrence of that additional Debt and the application of the proceeds from that incurrence.

•	We will maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of our Unsecured Debt.

Sinking Fund	The notes are not entitled to any sinking fund payments.

RISK FACTORS

Set forth below and in the section entitled “Risk Factors” of the accompanying prospectus are the risks that we believe are material to investors who purchase the notes. In addition to other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information contained under the heading “Certain Cautionary Statements” in our Annual Report on Form 10-K for the year ended December 31, 2004, you should carefully consider the following factors before investing in the notes.

Our indebtedness could adversely affect our financial results and prevent us from fulfilling our obligations under the notes.

At June 30, 2005, our total consolidated indebtedness was approximately $1,035,541,000. We may be able to borrow substantial additional unsecured indebtedness in the future. If new indebtedness is added to our current debt levels, the related risks that we now face could increase.

Our indebtedness could have important consequences for the holders of the notes, including:

•	limiting our ability to satisfy our obligations with respect to the notes;

•	increasing our vulnerability to general adverse economic and industry conditions;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;

•	requiring a substantial portion of our cash flow from operations to be used for the payment of principal of, and interest on, our indebtedness and reducing our ability to use our cash flow to fund working capital, capital expenditures and general corporate requirements;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry; and

•	putting us at a disadvantage compared to competitors with less indebtedness.

Our business operations may not generate the cash needed to service our indebtedness.

Our ability to make payments on our indebtedness, including these notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness, including these notes, or to fund our other liquidity needs.

Although these notes are referred to as “senior notes,” they will be effectively subordinated to our secured indebtedness and all liabilities of our subsidiaries.

The notes are unsecured and therefore will be effectively subordinated to any secured indebtedness we may incur to the extent of the value of the assets securing such indebtedness. In the event of a bankruptcy or similar proceeding involving us, our assets which serve as collateral will be available to satisfy the obligations under any secured indebtedness before any payments are made on the notes. In addition, our subsidiaries and general and limited partnerships will not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries or partnerships, creditors of our subsidiaries and partnerships will generally be entitled to payment of their claims from the assets of those subsidiaries and partnerships before any assets are made available for distribution to us, except to the extent we may also have a claim as a creditor.

An active trading market may not develop for the notes.

Prior to the offering, there was no existing trading market for the notes. Although the underwriters have informed us that they currently intend to make a market in the notes after we complete the offering, they have no obligation to do so and may discontinue making a market at any time without notice.

We do not intend to apply for listing of the notes on any securities exchange or for quotation on the Nasdaq National Market.

The liquidity of any market for the notes will depend on a number of factors, including:

•	the number of holders of the notes;

•	our performance;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the notes; and

•	prevailing interest rates.

We cannot assure you that an active market for the notes will develop or, if developed, that it will continue.

USE OF PROCEEDS

The net proceeds from the sale of the notes are estimated to be $98,679,000 after deducting our estimated expenses of approximately $100,000 and underwriting discounts. Those proceeds will be used to repay borrowings under our unsecured credit facility which is used to acquire properties, under which Bank of America, N.A., Wachovia Bank, National Association, and Wells Fargo Bank, National Association, affiliates of the underwriters, are participant lenders. Borrowings under our unsecured credit facility bear interest at the lender’s rate, or LIBOR plus 0.65%. Our unsecured credit facility matures in March 2007.

RATIOS OF EARNINGS TO FIXED CHARGES

Six Months Ended June 30, 2005	Year Ended December 31,
	2004	2003	2002	2001	2000
2.43x	2.48x	2.34x	2.27x	2.11x	2.05x

The table above sets forth the ratios of earnings to fixed charges. The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations before minority interest, gain on sale of real estate and discontinued operations, minority interest in pre-tax income of subsidiaries that have not incurred fixed charges, distributions from unconsolidated investees, income from unconsolidated investees and fixed charges excluding capitalized interest. Fixed charges consist of interest costs whether expensed or capitalized.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes offered in this prospectus supplement supplements and, to the extent inconsistent with the accompanying prospectus, replaces the description of the general terms and provisions of the Debt Securities set forth in the accompanying prospectus. The following statements relating to the notes and the Indenture (as defined below) are summaries of provisions contained in the notes and the Indenture and do not purport to be complete. These statements are qualified by reference to the provisions of the notes and the Indenture, including the definitions in the notes and Indenture of certain terms. Unless otherwise expressly stated or the context otherwise requires, all references to the “Company” appearing under this caption and under the caption “Description of Debt Securities” in the accompanying prospectus will mean Pan Pacific Retail Properties, Inc. excluding its consolidated subsidiaries. Other capitalized terms used under this caption but not otherwise defined will have the meanings given to them in the accompanying prospectus.

The notes constitute Debt Securities (which are more fully described in the accompanying prospectus), to be issued pursuant to an indenture (the “Indenture”) between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”). The terms of the notes include those provisions contained in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The notes are subject to all those terms, and investors are referred to the Indenture and the TIA for a statement of those terms.

General

The notes will be a separate series of Debt Securities under the Indenture, limited initially to the aggregate principal amount of $100 million. The Indenture does not limit the amount of Debt Securities that we may issue under the Indenture, and we may issue Debt Securities in one or more series up to the aggregate initial offering price authorized by us for each series. We may, without the consent of the holders of the notes, re-open this series of notes and issue additional notes under the Indenture in addition to the $100 million of notes issued hereby. Any additional notes issued under the Indenture will be issued upon the same terms and conditions and with the same CUSIP number as the notes issued under this prospectus supplement and the accompanying prospectus, except that the date of issue, the date upon which interest begins to accrue and the first interest payment date may differ. Notwithstanding any such differences, such additional notes shall be deemed to be part of the same series of notes issued under this prospectus supplement and the accompanying prospectus. The notes will be direct, senior unsecured obligations of the Company and will rank equally with all other senior unsecured indebtedness of the Company from time to time outstanding.

The notes will be effectively subordinated to all indebtedness and other liabilities (including guarantees) of the Company’s subsidiaries from time to time outstanding and will also be effectively subordinated to any secured indebtedness of the Company from time to time outstanding to the extent of any collateral pledged as security therefor. As of June 30, 2005, subsidiary indebtedness (not including guarantees of borrowings under our unsecured credit facility) and other liabilities aggregated approximately $305,582,000 and the Company (excluding its subsidiaries) had senior unsecured indebtedness aggregating approximately $676,275,000 and secured indebtedness aggregating approximately $90,299,000. In addition, borrowings under the Company’s unsecured credit facility have been guaranteed by certain of its subsidiaries. Subject to certain limitations set forth in the Indenture and as described below under “—Additional Covenants of the Company,” the Indenture will permit the Company and its subsidiaries to incur additional secured and unsecured indebtedness. A significant portion of the operations of the Company are conducted through subsidiaries. Accordingly the cash flow of the Company and its consequent ability to service its debt, including the notes, are partially dependent on the earnings of such subsidiaries.

The notes will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000. The notes will be represented by a global note (the “Global Note”) in book-entry form, except under the limited circumstances described below under “—Book Entry System.” The Global Note will be registered in the name of a nominee of The Depository Trust Company, as depositary for the notes. Notices or demands to or upon the Company in respect of the notes and the Indenture may be served and, if notes are issued in definitive certificated form, notes may be surrendered for payment, registration of transfer or exchange, at the office or agency of the Company maintained for this purpose in the City of New York, which will initially be the corporate trust office of the Trustee, which on the date of this prospectus supplement is located at The Bank of New York Trust Company, N.A., Attention: Corporate Trust Administration, 111 Sanders Creek Parkway, East Syracuse, New York, 13057.

Reference is made to the section titled “Description of Debt Securities—Certain Covenants” in the accompanying prospectus and “—Additional Covenants of the Company” below for a description of certain covenants applicable to the notes. Compliance with these covenants generally may not be waived unless the holders of a majority in principal amount of the outstanding notes consent to the waiver. In addition, the defeasance and covenant defeasance provisions of the Indenture described under “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus will apply to the notes; covenant defeasance will be applicable with respect to the covenants described in the accompanying prospectus under “Description of Debt Securities—Certain Covenants” (except the covenant requiring the Company to preserve and keep in full force and effect its corporate existence) and the covenants described below under “—Additional Covenants of the Company.”

Except as described under “Description of Debt Securities—Merger, Consolidation or Sale of Assets” in the accompanying prospectus or “—Additional Covenants of the Company” below, the Indenture does not contain any provisions that would afford holders of the notes protection in the event of (1) a highly leveraged or similar transaction involving the Company, (2) a change of control or the management of the Company, or (3) a reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect the holders of the notes. In addition, subject to the limitations set forth under “Description of Debt Securities—Merger, Consolidation or Sale of Assets” in the accompanying prospectus, the Company may, in the future, enter into certain transactions such as the sale of all or substantially all of its assets or the merger or consolidation of the Company with another entity that would increase the amount of the Company’s indebtedness or substantially reduce or eliminate the Company’s assets, which may have an adverse effect on the Company’s ability to service its indebtedness, including the notes.

The Company has no present intention of engaging in a highly leveraged or similar transaction. In addition, certain restrictions on ownership and transfers of the Company’s stock designed to preserve its status as a REIT may act to prevent or hinder any such transaction or change of control.

Ratings

The notes are expected to be rated “Baa2” by Moody’s Investor Service and “BBB+” by Standard & Poor’s Corporation. The rating of the notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold the notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings assigned to the notes address the likelihood of payment of principal and interest on the notes pursuant to their terms. A rating may be subject to revision or withdrawal at any time by the assigning rating agency.

Interest and Maturity

The notes will mature on September 1, 2015 (the “Maturity Date”). The notes are not subject to any sinking fund provisions. The notes are subject to redemption at the Company’s option and are not subject to repayment or repurchase by the Company at the option of the Holders (as defined below). See “—Optional Redemption” below.

The notes will bear interest at the rate per year set forth on the cover page of this prospectus supplement from August 22, 2005, or from the immediately preceding Interest Payment Date (as defined below) to which interest has been paid, payable semiannually in arrears on March 1 and September 1 of each year (the “Interest Payment Dates”), commencing March 1, 2006, to the persons (the “Holders”) in whose names the notes are registered in the security register applicable to the notes at the close of business on February 15 or August 15 (the “Regular Record Dates”), as the case may be, immediately before the Interest Payment Dates regardless of whether the Regular Record Date is a Business Day. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any Interest Payment Date, the Maturity Date, any date fixed for redemption or any other day on which the principal of, premium, if any, or interest on a note becomes due and payable falls on a day that is not a Business Day, the required payment will be made on the next Business Day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after the Interest Payment Date, Maturity Date, redemption date or other date, as the case may be. “Business Day” means any day, other than a Saturday or a Sunday, that is not a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

Additional Covenants of the Company

Reference is made to the section titled “Description of Debt Securities” in the accompanying prospectus for a description of certain covenants applicable to the notes. In addition to the foregoing, the following covenants of the Company will apply to the notes for the benefit of the Holders of the notes:

Limitation on Incurrence of Total Debt.

The Company will not, and will not permit any Subsidiary to, incur any Debt, other than Intercompany Debt if, immediately after giving effect to the incurrence of this additional Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (1) the Company’s and its subsidiaries’ Total Assets as of the end of the latest fiscal quarter covered in the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if this filing is not required under the Exchange Act, with the Trustee) before the incurrence of this additional Debt and (2) the increase, if any, in Total Assets from the end of such quarter including, without limitation, any increase in Total Assets caused by the application of the proceeds of the additional Debt (this increase together with the Company’s Total Assets is referred to as the “Adjusted Total Assets”).

Limitation on Incurrence of Secured Debt.

The Company will not, and will not cause or permit any Subsidiary to, incur any Secured Debt (including, without limitation, Acquired Debt) other than Intercompany Debt if, immediately after giving effect to the incurrence of this additional Secured Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all outstanding Secured Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 40% of the Company’s Adjusted Total Assets.

Debt Service Coverage.

The Company will not, and will not permit any Subsidiary to, incur any Debt (including, without limitation, Acquired Debt), other than Intercompany Debt, if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended before the date on which the additional Debt is to be incurred is less than 1.5 to 1.0, calculated on a pro forma basis after giving effect to the incurrence of the additional Debt and the application of the proceeds therefrom, and calculated on the assumption that (1) this Debt and any other Debt (including, without limitation,

Acquired Debt) incurred by the Company or any of its Subsidiaries since the first day of the four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of the four-quarter period) had occurred on the first day of the period, (2) the repayment or retirement of any other Debt of the Company or any of its Subsidiaries since the first day of the four-quarter period had occurred on the first day of the period (except that, in making the computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of the Debt during the period), and (3) in the case of any acquisition or disposition by the Company or any Subsidiary of any asset or group of assets since the first day of the four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale or otherwise, the acquisition or disposition had occurred on the first day of the period with the appropriate adjustments with respect to the acquisition or disposition being included in the pro forma calculation. If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service Charge, the interest rate on the Debt will be computed on a pro forma basis as if the average interest rate which would have been in effect during the entire four-quarter period had been the applicable rate for the entire period.

Maintenance of Total Unencumbered Assets.

The Company will maintain at all times Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Company and its Subsidiaries, computed on a consolidated basis in accordance with GAAP.

As used herein:

“Acquired Debt” means Debt of a Person (1) existing at the time such Person is merged or consolidated with or into, or becomes a Subsidiary of, the Company or (2) assumed by the Company or any of its Subsidiaries in connection with the acquisition of assets from such Person. Acquired Debt shall be deemed to be incurred on the date the acquired Person is merged or consolidated with or into, or becomes a Subsidiary of, the Company or the date of the related acquisition, as the case may be.

“Annual Debt Service Charge” as of any date means the amount which is expensed in any 12-month period for interest on Debt of the Company and its Subsidiaries.

“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income plus, without duplication, amounts which have been deducted in determining Consolidated Net Income during the period for (1) Consolidated Interest Expense, (2) provision for taxes of the Company and its Subsidiaries based on income, (3) amortization (other than amortization of debt discount) and depreciation, (4) provisions for losses from sales or joint ventures, (5) provision for impairment losses, (6) increases in deferred taxes and other non-cash charges, (7) charges resulting from a change in accounting principles, and (8) charges for early extinguishment of debt, and less, without duplication, amounts which have been added in determining Consolidated Net Income during the period for (a) provisions for gains from sales or joint ventures, and (b) decreases in deferred taxes and other non-cash items.

“Consolidated Interest Expense” for any period, and without duplication, means all interest (including the interest component of rentals on capitalized leases, letter of credit fees, commitment fees and other like financial charges) and all amortization of debt discount on all Debt (including, without limitation, payment-in-kind, zero coupon and other like securities) but excluding legal fees, title insurance charges, other out-of-pocket fees and expenses incurred in connection with the issuance of Debt and the amortization of any debt issuance costs that are capitalized, all determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” for any period means the amount of consolidated net income (or loss) of the Company and its Subsidiaries for the period determined on a consolidated basis in accordance with GAAP.

“Debt” means any indebtedness of the Company or any Subsidiary, whether or not contingent, in respect of (1) money borrowed or evidenced by bonds, notes, debentures or similar instruments, (2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance, trust deed, deed of trust, deed to secure debt, security agreement or any security interest existing on property owned by the Company or any Subsidiary, (3) letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property except any balance that constitutes an accrued expense or trade payable or (4) any lease of property by the Company or any Subsidiary as lessee that is required to be reflected on the Company’s consolidated balance sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under (1) through (3) above to the extent that any items (other than letters of credit) would appear as liabilities on the Company’s consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation of the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Company or any Subsidiary) of the type referred to in (1), (2), (3) or (4) above (it being understood that Debt will be deemed to be incurred by the Company or any Subsidiary whenever the Company or Subsidiary will create, assume, guarantee or otherwise become liable in respect thereof).

“GAAP” means generally accepted accounting principles, as in effect from time to time, as used in the United States applied on a consistent basis.

“Intercompany Debt” means indebtedness owed by the Company or any Subsidiary solely to the Company or any Subsidiary.

“Secured Debt” means Debt secured by any mortgage, lien, charge, encumbrance, trust deed, deed of trust, deed to secure debt, security agreement, pledge, conditional sale or other title retention agreement, capitalized lease, or other security interest or agreement granting or conveying security title to or a security interest in real property or other tangible assets.

“Total Assets” as of any date means the sum of (1) Undepreciated Real Estate Assets and (2) all other assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP (but excluding accounts receivable and intangibles).

“Total Unencumbered Assets” as of any date means Total Assets minus the value of any properties of the Company and its Subsidiaries that are encumbered by any mortgage, charge, pledge, lien, security interest, trust deed, deed of trust, deed to secure debt, security agreement, or other encumbrance of any kind (other than those relating to Intercompany Debt), including the value of any stock of any Subsidiary that is so encumbered determined on a consolidated basis in accordance with GAAP. For purposes of this definition, the value of each property will be equal to the purchase price or cost of each property and the value of any stock subject to any encumbrance will be determined by reference to the value of the properties owned by the issuer of the stock as aforesaid.

“Undepreciated Real Estate Assets” as of any date means the amount of real estate assets of the Company and its Subsidiaries on the date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

“Unsecured Debt” means Debt of the Company or any Subsidiary that is not Secured Debt.

Optional Redemption

The notes may be redeemed at our option, at any time in whole or from time to time in part, at a redemption price equal to the sum of (1) the principal amount of the notes being redeemed plus accrued interest thereon to the redemption date and (2) the Make-Whole Amount (as defined below), if any, with respect to such notes (the “Redemption Price”); provided that installments of interest on notes which are payable on Interest Payment

Dates falling on or prior to the relevant redemption dates shall be payable to the Holders of such notes (or one or more predecessor notes) registered as such at the close of business on the relevant Regular Record Dates.

If notice has been given as provided in the Indenture and funds for the redemption of any notes called for redemption shall have been made available on the redemption date referred to in such notice, such notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of the notes will be to receive payment of the Redemption Price.

Notice of any optional redemption of any notes will be given to Holders at their addresses, as shown in the security register for the notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the notes held by such Holder to be redeemed.

If less than all the notes are to be redeemed at the option of the Company, the Company will notify the Trustee at least 45 days prior to giving notice of redemption (or such shorter notice period as is satisfactory to the Trustee) of the aggregate principal amount of notes to be redeemed and their redemption date. The Trustee shall select, in such manner as it shall deem fair and appropriate, notes to be redeemed in whole or in part.

As used herein:

“Comparable Treasury Price” means with respect to any Redemption Date for the notes (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Make-Whole Amount” means, in connection with any optional redemption of any notes, the excess, if any, of (1) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made to the date of redemption over (2) the aggregate principal amount of the notes being redeemed. For purposes of the Indenture, all references to “premium, if any” on the notes shall be deemed to refer to the Make-Whole Amount, if any.

“Reference Treasury Dealer” means Banc of America Securities LLC and Wachovia Capital Markets, LLC and their respective successors, and two other primary U.S. government securities dealers in New York City (each, a “Primary Treasury Dealer”) selected by us; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Reinvestment Rate” means 0.20% plus the arithmetic mean of the yields under the heading “Week Ending” published in the most recent Statistical Release under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity of the notes, as of the payment date of the principal being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the Statistical Release (or successor release) is not published during the week preceding the calculation date or does not contain the aforementioned yields, the Reinvestment Rate shall mean the rate per annum equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Statistical Release” means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded U.S. government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

Book-Entry System

The following are summaries of certain rules and operating procedures of The Depository Trust Company, or DTC, that affect the payment of principal, premium, if any, and interest and transfers of interests in the Global Note. Upon issuance, the notes will only be issued in the form of a Global Note which will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC. Unless and until it is exchanged in whole or in part for notes in definitive form under the limited circumstances described below, a Global Note may not be transferred except as a whole (1) by DTC to a nominee of DTC, (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any nominee to a successor of DTC or a nominee of a successor.

Ownership of beneficial interests in a Global Note will be limited to persons that have accounts with DTC for such Global Note (“participants”) or persons that may hold interests through participants. Upon the issuance of a Global Note, DTC will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the notes represented by such Global Note beneficially owned by participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of ownership interests will be effected only through, records maintained by DTC (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit or impair the ability to own, transfer or pledge beneficial interests in the Global Note.

So long as DTC or its nominee is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the notes represented by the Global Note for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Global Note will not be entitled to have notes represented by the Global Note registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the registered owners or Holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if the person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a Holder under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of Holders or if an owner of a beneficial interest in a Global Note desires to give or take any action that a Holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take this action, and the participants would authorize beneficial owners owning through the participants to give or take this action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on interests represented by a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner of the Global Note. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership of interests in the Global Notes or for maintaining, supervising or reviewing any records relating to beneficial ownership interests. The Company expects that DTC, upon receipt of any payment of principal, premium, if any, or interest in respect of a Global Note, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the Global Note as shown on the records of DTC. The Company also expects that payments by participants to owners of beneficial interests in the Global Note held through the participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants.

The Indenture will provide that if (1) DTC notifies the Company that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act at any time when the depositary is required to be so registered to act as depositary for the notes and a successor depositary is not appointed within 90 days after the Company receives notice or learns of such ineligibility, (2) the Company determines that the notes will no longer be represented by a Global Note and executes and delivers to the Trustee an officers’ certificate to that effect or (3) an Event of Default with respect to the notes has occurred and is continuing and beneficial owners representing a majority in aggregate principal amount of the outstanding notes advise DTC to cease acting as depositary for the notes, the Company will issue the notes in definitive form in exchange for interests in the Global Note. Any notes issued in definitive form in exchange for interests in the Global Note will be registered in such name or names, and will be issued in denominations of $1,000 and integral multiples of $1,000, as DTC will instruct the Trustee. It is expected that these instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in the Global Note.

DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in these securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Same-Day Settlement and Payment

Settlement for the notes will be made by the underwriters in immediately available funds. All payments of principal, premium, if any, and interest in respect of the notes will be made by the Company by wire transfer of immediately available funds to an account maintained in the United States; provided that, if notes are issued in definitive certificated form, the Holders thereof will have given appropriate wire transfer instructions to the Company.

The notes will trade in DTC’s Same-Day Funds Settlement System until maturity or until the notes are issued in certificated form, and secondary market trading activity in the notes will therefore be required by DTC to settle in immediately available funds. The Company expects that secondary trading in the certificated securities, if any, will also be settled in immediately available funds.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material United States federal income tax consequences to you of purchasing, owning and disposing of the notes and the material United States federal income tax considerations related to our REIT election. This summary is based on current law, is for general information only and is not tax advice. This summary supersedes, in its entirety, the discussion in the accompanying prospectus entitled “United States Federal Income Tax Considerations Related to Our REIT Election.” The anticipated income tax treatment described in this prospectus supplement may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

The information in this section is based on:

•	the Internal Revenue Code of 1986, as amended (“Code”);

•	current, temporary and proposed Treasury Regulations promulgated under the Code;

•	the legislative history of the Code;

•	current administrative interpretations and practices of the Internal Revenue Service; and

•	court decisions;

in each case, as of the date of this prospectus supplement. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings that are not binding on the Internal Revenue Service except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations described in this prospectus supplement. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that we qualify as a REIT or concerning the tax treatment of the notes, and the statements in this prospectus supplement are not binding on the Internal Revenue Service or any court. Thus, we can provide no assurance that the tax considerations contained in this prospectus supplement will not be challenged by the Internal Revenue Service or will be sustained by a court if so challenged. This summary does not discuss any state, local or foreign tax consequences associated with the acquisition, ownership, sale or other disposition of the notes, or our election to be taxed as a REIT.

You are urged to consult your tax advisor regarding the specific tax consequences to you of:

•	the acquisition, ownership and sale or other disposition of the notes, including the federal, state, local, foreign and other tax consequences;

•	our election to be taxed as a REIT for federal income tax purposes; and

•	potential changes in applicable tax laws.

Taxation of the Company

General. We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ending December 31, 1997. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 1997. We intend to continue to operate in this manner. However, we cannot assure you that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify.”

The sections of the Code and the corresponding Treasury Regulations that relate to the qualification and operation of a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and its noteholders. This summary does not purport to be a complete discussion of all United States federal income tax consequences relating to the tax treatment of a REIT or its noteholders. Complete details can be found in the applicable Code provisions, Treasury Regulations, and related administrative and judicial interpretations thereof.

Latham & Watkins LLP has acted as our tax counsel in connection with this registration of our notes and our election to be taxed as a REIT. Latham & Watkins LLP will render an opinion at the closing of the offering to our underwriters to the effect that, commencing with our taxable year ended December 31, 1997, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. As described in greater detail below, our qualification as a REIT depends on our ability to meet various requirements imposed under the Code, including through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership. Latham & Watkins LLP has not independently verified factual matters that form the basis of its opinion including our actual annual operating results, asset diversification, distribution levels and diversity of stock ownership and it will not do so in the future. In rendering its opinion, Latham & Watkins LLP will rely on various assumptions and representations as to factual matters, including the facts set forth in the prospectus and in this prospectus supplement and representations in a factual certificate provided by one of our officers. Further, the anticipated income tax treatment described in this prospectus supplement may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP undertakes no obligation to update its opinion subsequent to its date. See “—Failure to Qualify.”

Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation generally is required to pay tax at the corporate-level. Double taxation means taxation once at the corporate-level when income is earned and once again at the stockholder-level when the income is distributed. We will be required to pay federal income tax, however, as follows:

•	We will be required to pay tax at regular corporate tax rates on any undistributed “real estate investment trust taxable income,” including undistributed net capital gains.

•	We may be required to pay the “alternative minimum tax” on our items of tax preference under certain circumstances.

•	If we have: (a) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business; or (b) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property is generally defined as property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•	We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (a) the greater of (1) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test described below and (2) the amount by which 95% of our gross income (90% for our taxable years ended on or prior to December 31, 2004) exceeds the amount qualifying under the 95% gross income test described below, multiplied by (b) a fraction intended to reflect our profitability.

•	If we fail to satisfy a REIT asset test discussed below by more than a de minimis amount, due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•	If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

•	We will be required to pay a 4% excise tax to the extent that we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for the year, (b) 95% of our REIT capital gain net income for the year, and (c) any undistributed taxable income from prior periods.

•	If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation (such as our acquisition of certain assets in connection with our initial public offering), and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the necessary parties make or refrain from making appropriate elections under the Treasury Regulations then in effect.

•	We will be subject to a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a “taxable REIT subsidiary” of ours. Redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations.

Requirements for Qualification as a Real Estate Investment Trust. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	that issues transferable shares or transferable certificates to evidence beneficial ownership;

(3)	that would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

(4)	that is not a financial institution or an insurance company within the meaning of the Code;

(5)	that is beneficially owned by 100 or more persons;

(6)	not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year; and

(7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that all of conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), pension funds and other specified tax-exempt entities generally are treated as individuals, except that a “look-through” exception applies with respect to pension funds.

We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter documents provides for restrictions on the ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions are described in “Restrictions on Ownership and Transfers of Stock” in the accompanying prospectus. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in the applicable Treasury Regulations that require us to ascertain the actual ownership of our shares, and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “—Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships and Limited Liability Companies. We own and operate one or more properties through partnerships and limited liability companies. Treasury Regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership based on our interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, we will be deemed to be entitled to our proportionate share of the income of the partnership. The character of the assets and gross income of the partnership retains the same character in our hands for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include such partnership’s share of assets and items of income of any partnership in which it owns an interest. We have included a brief summary of the rules governing the federal income taxation of partnerships and their partners below in “—Tax Aspects of the Partnerships.” The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are treated as partnerships for federal income tax purposes.

We have direct or indirect control of certain partnerships and limited liability companies and intend to continue to operate them in a manner consistent with the requirements for our qualification as a REIT. We are a limited partner or non-managing member in certain partnerships and limited liability companies. If such a partnership or limited liability company were to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in a time frame which would allow us to dispose of our interest in the entity or take other corrective action on a timely basis. In that case, unless we were entitled to relief, as described below, we would fail to qualify as a REIT.

Ownership of Interests in Qualified REIT Subsidiaries. We own and operate a number of properties through our wholly-owned subsidiaries that we believe will be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of its outstanding stock and if we do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent real estate investment trust for all purposes under the Code (including all real estate investment trust qualification tests). Thus, in applying the federal tax requirements described in this prospectus supplement, the subsidiaries in which we own a 100% interest (other than any taxable REIT subsidiaries) are ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries are treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of such a qualified REIT subsidiary will not violate the REIT asset tests, described below under “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries. A taxable REIT subsidiary is a corporation other than a real estate investment trust in which a real estate investment trust directly or indirectly holds stock and that has made a joint election with the real estate investment trust to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a real estate investment trust with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. A taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent real estate investment trust, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or health care facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or health care facility is operated. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt that is funded directly or indirectly by its parent real estate investment trust if certain tests regarding the taxable REIT subsidiary’s debt-to-equity ratio and interest expense are satisfied. We currently own interests in several taxable REIT subsidiaries, and may acquire interests in additional taxable REIT subsidiaries in the future. Our ownership of securities of our taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests described below. See “—Asset Tests.”

Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT:

•	First, each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from (a) certain investments relating to real property or mortgages on real property, including “rents from real property” and, in some circumstances, interest, or (b) some types of temporary investments; and

•	Second, each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from (a) the real property investments described above, (b) dividends, interest and gain from the sale or disposition of stock or securities or (c) any combination of the foregoing.

For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. An amount received or accrued generally will not be excluded from the term “interest,” however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a real estate investment trust described above only if all of the following conditions are met:

•	The amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•

We, or an actual or constructive owner of 10% or more of our capital stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents we receive from such a tenant that is also our taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Pursuant to the American Jobs Creation Act of 2004 (the “2004 Act”), signed into law by President Bush on October 22, 2004, whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, under the 2004 Act, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock. The foregoing provisions of the 2004 Act are effective retroactively for our taxable years beginning after December 31, 2000;

•	Rent attributable to personal property leased in connection with a lease of real property must not be greater than 15% of the total rent we receive under the lease. If this requirement is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

•	We generally must not operate or manage our property or furnish or render services to our tenants, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no revenue. We may, however, directly perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor to provide customary services, or a “taxable REIT subsidiary,” which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% REIT gross income test.

We generally do not intend to receive rent which fails to satisfy any of the above conditions. Notwithstanding the foregoing, we may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our tax status as a real estate investment trust.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by Treasury Regulations, any income we derive from a hedging transaction that is clearly identified as such as specified in the Code, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test, and therefore will be exempt from this test, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate. Income from any hedging transaction will, however, be nonqualifying for purposes of the 75% gross income test. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us. To the extent that we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a real estate investment trust for the year if we are entitled to relief under certain provisions of the Code. Commencing with our taxable year beginning January 1, 2005, we generally may make use of the relief provisions if:

•

following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

For our taxable years ending on or prior to December 31, 2004, we generally may avail ourselves of the relief provisions if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of the sources of our income to our federal income tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on non-qualifying income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a real estate investment trust. As discussed above in “Taxation of the Company—General,” even if these relief provisions apply, and we retain our status as a real estate investment trust, a tax would be imposed with respect to our non-qualifying income. We may not always be able to comply with the gross income tests for real estate investment trust qualification despite our periodic monitoring of our income.

Prohibited Transaction Income. Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Our gain would include any gain realized by our qualified REIT subsidiaries and our share of any gain realized by any of the partnerships, limited liability companies or qualified REIT subsidiaries in which we own an interest. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a real estate investment trust. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation and to engage in the business of acquiring, developing and owning our properties. We may make occasional sales of the properties as are consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. The Internal Revenue Service may successfully contend, however, that one or more of these sales is subject to the 100% penalty tax.

Like-Kind Exchanges. We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Penalty Tax. Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents we receive will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Code.

We believe that, in all instances in which our taxable REIT subsidiaries provide services to our tenants, the fees paid to such taxable REIT subsidiaries for such services are at arm’s-length rates, although the fees paid may not satisfy the safe-harbor provisions referenced above. These determinations are inherently factual, and the

Internal Revenue Service has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the Internal Revenue Service successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s-length fee for tenant services over the amount actually paid.

Asset Tests. At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets:

•	First, at least 75% of the value of our total assets, including assets held by our qualified REIT subsidiaries and our allocable share of the assets held by the partnerships and limited liability companies in which we own an interest, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public debt offering with a term of at least five years, but only for the one-year period beginning on the date the REIT receives such proceeds.

•	Second, not more than 25% of our total assets may be represented by securities, other than those securities included in the 75% asset test;

•	Third, of the investments included in the 25% asset class and except for certain investments in other REITs and our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, certain “straight debt” securities having specified characteristics. Under the 2004 Act, certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, under the 2004 Act, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. This provision of the 2004 Act was effective commencing with our taxable year beginning January 1, 2005. For years prior to 2001, the 10% limit applies only with respect to voting securities of any issuer and not to the value of the securities of any issuer.

•	Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

We currently own stock of several subsidiaries that have elected, together with us, to be treated as taxable REIT subsidiaries. So long as these subsidiaries qualify as taxable REIT subsidiaries, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of their securities. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries has not and will not exceed 20% of the value of our gross assets. With respect to each issuer in which we own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any such issuer has complied with the 5% value limitation, the 10% voting securities limitation and the 10% value limitation. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the Internal Revenue Service will not disagree with our determinations of value.

The asset tests described above must be satisfied at the close of each quarter of our taxable year in which we (directly or through our qualified REIT subsidiaries, partnerships or limited liability companies) acquire securities in the applicable issuer, increase our ownership of securities of such issuer, including as a result of increasing our interest in a partnership or limited liability company which owns such securities, or acquire other assets. For example, our indirect ownership of securities of an issuer may increase as a result of our capital contributions to or the redemption of other partners’ or members’ interests in a partnership or limited liability company in which we have an interest. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or limited liability company), we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such actions within 30 days after the close of any quarter as may be required to cure any noncompliance. With respect to our taxable years ended on or before December 31, 2004, if we failed to cure any noncompliance with the asset tests within the 30 day cure period, we would cease to qualify as a REIT.

Commencing with our taxable year beginning January 1, 2005, certain relief provisions may be available to us if we fail to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations due to reasonable cause and not willful neglect that are in excess of the de minimis exception described above, we may avoid disqualification as a REIT under any of the asset tests, after the 30 day cure period, by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the Internal Revenue Service.

Although we expect to satisfy the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner and the relief provisions described above do not apply, we will cease to qualify as a REIT.

Annual Distribution Requirements. To maintain our qualification as a real estate investment trust, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income”; and

•	90% of our after tax net income, if any, from foreclosure property; minus

•	the excess of the sum of specified items of our non-cash income items over 5% of our “REIT taxable income” as described below.

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, and any like-kind exchanges that are later determined to be taxable.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation (such as our acquisition of certain assets in connection with our initial public offering), within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset on the date we acquired the asset over (b) our adjusted basis in the asset on the date we acquired the asset.

We must pay these distributions in the taxable year to which they relate, or in the following taxable year if they are declared before we timely file our tax return for that year and paid on or before the first regular dividend payment following their declarations. Except as provided below, these distributions are taxable to our stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 90% distribution requirement. The amount distributed must not be preferential. To avoid being preferential, every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements.

We expect that our “REIT taxable income” will be less than our cash flow because of depreciation and other non-cash charges included in computing “REIT taxable income.” Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the receipt of income and payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may need to borrow funds or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

We may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which we may include in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends.

In addition, we will be required to pay a 4% excise tax to the extent the amounts we actually distribute for a calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) are less than the sum of 85% of our REIT ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and capital gain net income on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

Distributions with declaration and record dates falling in the last three months of the calendar year, which are paid to our stockholders by the end of January immediately following that year, will be treated for federal income tax purposes as having been paid on December 31 of the prior year.

Failure to Qualify

Commencing with our taxable year beginning January 1, 2005, specified cure provisions are available to us in the event that we violate a provision of the Code that would otherwise result in our failure to qualify as a REIT. These cure provisions reduce the instances that could lead to our disqualification as a REIT for violations due to reasonable cause and instead generally require the payment of a monetary penalty. See “Taxation of the Company—General.” If we fail to qualify for taxation as a real estate investment trust in any taxable year, and the relief provisions of the Code do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate tax rates. Distributions to stockholders in any year in which we fail to qualify as a real estate investment trust will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a real estate investment trust would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a real estate investment trust, all distributions to stockholders will be taxable at rates applicable to regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, subject to certain limitations under the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a real estate investment trust for the four taxable years following the year in which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Partnerships

General. We currently own interests in various partnerships and limited liability companies which are treated as partnerships or disregarded entities for federal income tax purposes and may own interests in additional partnerships and limited liability companies in the future. Our ownership interests in such partnerships and limited liability companies involve special tax considerations. These special tax considerations include, for example, the possibility that the Internal Revenue Service might challenge the status of one or more of the partnerships or limited liability companies in which we own an interest as partnerships or disregarded entities, as opposed to associations taxable as corporations, for federal income tax purposes. If a partnership or limited liability company in which we own an interest, or one or more of its subsidiary partnerships or limited liability companies, were treated as an association, it would be taxable as a corporation and would therefore be subject to an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change, and could prevent us from satisfying the real estate investment trust asset tests and/or the real estate investment trust income tests. See “—Taxation of the Company—Asset Tests” and “—Taxation of the Company—Income Tests.” This, in turn, could prevent us from qualifying as a real estate investment trust. In addition, a change in the tax status of one or more of the partnerships or limited liability companies in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

Treasury Regulations that apply for tax periods beginning on or after January 1, 1997, provide that a domestic business entity not otherwise organized as a corporation, an “eligible entity,” may elect to be treated as a partnership or disregarded entity for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an eligible entity which did not exist or did not claim a classification prior to January 1, 1997, will be classified as a partnership or disregarded entity for federal income tax purposes unless it elects otherwise. All of the partnerships in which we own an interest intend to claim classification as partnerships or disregarded entities under these Treasury Regulations. As a result, we believe that these partnerships will be classified as partnerships or disregarded entities for federal income tax purposes. The treatment described above also applies with respect to our ownership of interests in limited liability companies that are treated as partnerships for tax purposes.

Allocations of Income, Gain, Loss and Deduction. A partnership or limited liability company agreement will generally determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the related Treasury Regulations. Generally, Section 704(b) of the Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners and members. If an allocation is not recognized for federal income tax purposes, the relevant item will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in each of the partnerships and limited liability companies in which we own an interest are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

Tax Allocations with Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Some of the partnerships and/or limited liability companies in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership and/or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Code. This could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if the contributed properties were acquired in a cash purchase, and could cause us to be allocated taxable gain upon a sale of the contributed properties in excess of the economic or book income allocated to us as a result of such sale. These adjustments could make it more difficult for us to satisfy the REIT distribution requirements.

Tax Liabilities and Attributes Inherited From Acquisitions

Tax Liabilities and Attributes Inherited from Pan Pacific (CTA) and Western Properties Trust. We acquired in mergers certain assets and subsidiaries of Pan Pacific (CTA) (formerly known as Center Trust, Inc.) a Maryland corporation that elected to be taxed as a real estate investment trust, and certain assets and subsidiaries of Western Properties Trust, a California real estate investment trust. If, prior to these transactions, Pan Pacific (CTA) or Western Properties Trust failed to qualify as a real estate investment trust in any taxable year, it would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Unless entitled to relief under specific statutory provisions, Pan Pacific (CTA) or Western Properties Trust would also be disqualified from taxation as a real estate investment trust for the four taxable years following the year in which it lost qualification. We, as successor in interest to each of Pan Pacific (CTA) and Western Properties Trust, would be required to pay this tax. In addition, the built-in gain rules described under “Taxation of the Company—General” above generally would apply with respect to any assets acquired by us from Pan Pacific (CTA) and Western Properties Trust. If during the ten-year period following the end of the last year in which Pan Pacific (CTA) or Western Properties Trust failed to qualify as a REIT, we dispose of any of the assets acquired from Pan Pacific (CTA) or Western Properties Trust, respectively, any resulting gain, to the extent of the built-in gain at the end of such year, generally would be subject to tax at the highest corporate tax rate under the built-in gain rules. The results described in the preceding sentence assume that, on the tax return for the applicable year, Pan Pacific (CTA), Western Properties Trust or we have made or will make or refrain from making elections, as necessary under the applicable temporary Treasury Regulations to be treated in this manner. In addition, if Pan Pacific (CTA) or Western Properties Trust failed to qualify as a REIT for any year, then it is possible that we would have acquired undistributed C corporation earnings and profits from Pan Pacific (CTA) or Western Properties Trust, respectively. If we fail to distribute these C corporation earnings and profits, if any, prior to the end of the taxable year in which the merger occurs, we would be required to distribute them through a deficiency dividend or fail to qualify as a REIT.

Other Tax Consequences

We may be required to pay tax in various state or local jurisdictions, including those in which we transact business. In addition, our state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your tax advisors regarding the effect of state and local tax laws on an investment in Pan Pacific.

Taxation of Note Holders

This summary does not purport to deal with all aspects of United States federal income taxation that may affect particular holders of our notes in light of their individual circumstances or holders subject to special treatment under the United States federal income tax laws, including:

•	insurance companies;

•	tax-exempt organizations;

•	financial institutions or broker-dealers;

•	traders in securities that elect to mark to market;

•	holders owning notes as part of a straddle, hedge, conversion transaction or other risk reduction or constructive sale transaction;

•	holders whose functional currency is not the United States dollar;

•	holders subject to the alternative minimum tax;

•	persons holding the notes through a partnership or other pass-through entity;

•	“S” corporations;

•	United States expatriates;

•	REITs or regulated investment companies; or

•	holders who acquired the notes as compensation.

This summary assumes that the notes are held as a “capital asset,” generally, for investment, as defined in section 1221 of the Code, and the holder purchased the notes upon their initial issuance at the price set forth on the cover of this prospectus supplement.

United States Holders

If you are a “United States holder,” as defined below, this section applies to you. Otherwise, the next section, “Non-United States Holders,” applies to you. You are a “United States holder” if you are a beneficial owner of a note and you are:

•	a citizen or resident of the United States;

•	a corporation or partnership, including a limited liability company or other entity treated as a corporation or partnership for United States federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia, unless, in the case of a partnership, Treasury Regulations provide otherwise;

•	an estate, the income of which is subject to United States federal income tax regardless of its source; or

•	a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a United States person.

Taxation of Stated Interest.

You generally must include interest on the notes in your federal taxable income as ordinary income:

•	when it accrues, if you use the accrual method of accounting for United States federal income tax purposes; or

•	when you actually or constructively receive it, if you use the cash method of accounting for United States federal income tax purposes.

Sale, Exchange or Other Taxable Disposition of the Notes. Unless a nonrecognition provision applies, you must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note. The amount of your gain or loss equals the difference between the amount you receive for the note in cash or other property, valued at fair market value, less the amount attributable to accrued but unpaid interest on the note, and your adjusted tax basis in the note. Your initial tax basis in a note generally will equal the price you paid for the note.

Your gain or loss generally will be long-term capital gain or loss if at the time the note is disposed of you have held it for more than one year. Otherwise, it will be short-term capital gain or loss. Payments attributable to accrued interest which you have not yet included in income will be taxed as ordinary interest income. The maximum federal income tax rate on long-term capital gain on most capital assets held by an individual is 15% for taxable years ending on or before December 31, 2008. Thereafter, such maximum tax rate is scheduled to increase to 20%. Your ability to deduct capital losses may be limited.

Backup Withholding and Information Reporting. Backup withholding may apply when you receive interest payments on a note or proceeds upon the sale or other disposition of a note. Certain holders including, among others, corporations, financial institutions and certain tax-exempt organizations, are generally not subject to backup withholding. In addition, backup withholding will not apply to you if you provide your social security or other taxpayer identification number in the prescribed manner unless:

•	the Internal Revenue Service notifies us or our agent that the taxpayer identification number you provided is incorrect;

•	you fail to report interest and dividend payments that you receive on your tax return and the Internal Revenue Service notifies us or our agent that backup withholding is required; or

•	you fail to certify under penalty of perjury that backup withholding does not apply to you.

A United States holder of notes who does not provide us or our paying agent with his or her correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service. If backup withholding does apply to you, you may request a refund of the amounts withheld or use the amounts withheld as a credit against your United States federal income tax liability as long as you provide the required information to the Internal Revenue Service. You should consult your tax advisor as to your qualification for exemption from backup withholding and the procedures for obtaining the exemption.

We will be required to furnish annually to the Internal Revenue Service and to you information relating to the amount of interest paid on the notes, and that information reporting may also apply to payments of proceeds to you from your sale of the notes. Some holders, including corporations, financial institutions and certain tax-exempt organizations, are generally not subject to information reporting.

Non-United States Holders

This section applies to you if you are a non-United States holder of notes. The term “non-United States holder” means a beneficial owner of a note that is not a United States holder.

Special rules may apply to certain non-United States holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities are encouraged to consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

Payments of Interest. If you are a non-United States holder of notes, interest paid to you will not be subject to United States federal income tax or withholding tax if the interest is not effectively connected with your conduct of a trade or business within the United States, and you:

•	do not actually or constructively own a 10% or greater interest in our capital or profits;

•	are not a controlled foreign corporation with respect to which we are a “related person” within the meaning of section 864(d)(4) of the Code;

•	are not a bank that received such notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•	provide the appropriate certification as to your foreign status. You can generally meet this certification requirement by providing a properly executed Form W-8BEN or appropriate substitute form to us or our paying agent. If you hold the notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate documentation to your agent. Your agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.

If you do not qualify for an exemption under these rules, interest income from the notes may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate) at the time such interest is paid. The payment of interest effectively connected with your United States trade or business, however, would not be subject to a 30% withholding tax so long as you provide us or our paying agent an adequate certification (currently on Internal Revenue Service Form W-8ECI), but such interest would be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally. In addition, if you are a foreign corporation and the payment of interest is effectively connected with your United States trade or business, you may also be subject to a 30% (or lower applicable treaty rate) branch profits tax. To claim the benefit of a tax treaty, you must provide a properly executed Internal Revenue Service Form W-8BEN before the payment of interest and you may be required to obtain a United States taxpayer identification number and provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

Sale, Exchange or Other Taxable Disposition of the Notes. If you are a non-United States Holder, you generally will not be subject to United States federal income tax on any amount which constitutes capital gain upon retirement or disposition of a note, unless any of the following is true:

•	your investment in the notes is effectively connected with your conduct of a United States trade or business;

•	if you are a non-United States holder who is a nonresident alien individual holding the note as a capital asset, you are present in the United States for 183 or more days in the taxable year within which the sale, redemption or other disposition takes place, and certain other requirements are met; or

•	you are subject to provisions of United States tax laws applicable to certain United States expatriates.

If you are a holder described in the first bullet point above, you generally will be required to pay United States federal income tax on the net gain derived from the retirement or disposition of your notes, except as otherwise required by an applicable tax treaty. If you are a corporation, any such effectively connected gain received by you may also, under certain circumstances, be subject to the branch profits tax at a 30% rate (or such lower rate as may be prescribed under an applicable United States income tax treaty). If you are described in the second bullet point above, you will be subject to a flat 30% United States federal income tax on the gain derived from the retirement or disposition of your notes, which may be offset by United States source capital losses, even though you are not considered a resident of the United States. If you are a holder described in the third bullet point above, we encourage you to consult your tax advisor to determine the United States federal, state, local and other tax consequences that may be relevant to you.

Backup Withholding and Information Reporting. No backup withholding or information reporting will generally be required with respect to interest paid to a non-United States holder of a note if the beneficial owner of the note provides the certification described above in “Non-United States Holders—Payments of Interest” or is an exempt recipient and, in each case, we do not have actual knowledge that the beneficial owner is a United States person.

Payments of the proceeds from a disposition by a non-United States holder of a note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments if the broker is:

•	a United States person, as defined in the Code;

•	a controlled foreign corporation for United States federal income tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year, one or more of its partners are United States persons, as defined in Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a United States trade or business.

Payment of the proceeds from a disposition by a non-United States holder of a note made to or through the United States office of a broker is generally subject to information reporting and backup withholding requirements, unless the holder or beneficial owner of the note provides the certification described above in “Non-United States Holders—Payments of Interest” or otherwise establishes an exemption from back-up withholding.

If you are a non-United States holder of notes, you should consult your tax advisor regarding the application of information reporting and backup withholding in your particular situation, the availability of an exemption therefrom, and the procedure for obtaining the exemption, if available. Any amounts withheld from payments to you under the backup withholding rules will be allowed as a refund or a credit against your federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated August 17, 2005, we have agreed to sell to the several underwriters named below, for whom Banc of America Securities LLC and Wachovia Capital Markets, LLC are acting as representatives, and each of the underwriters has severally agreed to purchase, the following respective principal amounts of the notes:

Underwriter	Principal Amount
Banc of America Securities LLC	$40,000,000
Wachovia Capital Markets, LLC	40,000,000
Wells Fargo Securities, LLC	20,000,000

Total	$100,000,000

The underwriting agreement provides that the obligations of the several underwriters to purchase the notes offered hereby are subject to certain conditions and that the underwriters are obligated to purchase all of the notes in the offering if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of the notes may be terminated.

We have been advised by the representatives of the underwriters that the underwriters propose to offer the notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at such prices less a concession not in excess of 0.400% of the principal amount of the notes. The underwriters may allow, and such dealers may re-allow, a concession not in excess of 0.250% of the principal amount of the notes to certain other dealers. After the initial public offering, representatives of the underwriters may change the offering price and other selling terms.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect of those liabilities.

We estimate that our out-of-pocket expenses for this offering will be approximately $100,000.

The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

In connection with the offering of the notes, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities at any time without notice.

In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with us and certain of our affiliates, for which they have received, and will in the future receive, customary compensation.

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive, no underwriter may make an offer of notes to the public in any relevant member state with the exception of any offer of notes to the public in a relevant member state which will not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that relevant member state by any measure implementing the Prospectus Directive in that relevant member state.

Certain of the underwriters may make the notes available for distribution on the Internet through a proprietary web site and/or a third-party system operated by MarketAxess Corporation, an Internet-based communications technology provider. MarketAxess Corporation is providing the system as a conduit for communications between these underwriters and their respective customers and is not a party to any transactions. MarketAxess Corporation, a registered broker-dealer, will receive compensation from these underwriters based on transactions they conduct through the system. These underwriters will make the notes available to their respective customers through the Internet distributions, whether made through a proprietary or third party system, on the same terms as distributions made through other channels.

Wachovia Securities is the trade name for the corporate and investment banking services of Wachovia Corporation and its subsidiaries including Wachovia Capital Markets, LLC.

EXPERTS

The consolidated financial statements and financial statement schedule III of Pan Pacific Retail Properties, Inc. and subsidiaries as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Latham & Watkins LLP, Costa Mesa, California will pass upon certain legal matters relating to the issuance and sale of the notes on behalf of the Company, including certain legal matters described under “Material U.S. Federal Income Tax Considerations.” Certain other legal matters relating to Maryland law will be passed upon by Venable LLP, Baltimore, Maryland, special counsel to Pan Pacific. Latham & Watkins LLP will rely upon the opinion of Venable LLP, as to certain matters of Maryland law. Milbank, Tweed, Hadley & McCloy LLP, New York, New York, will pass upon certain legal matters for the underwriters.

PROSPECTUS

$500,000,000

PAN PACIFIC RETAIL PROPERTIES, INC.

DEBT SECURITIES, PREFERRED STOCK

AND COMMON STOCK

Pan Pacific Retail Properties, Inc. may from time to time offer in one or more series (i) our debt securities, (ii) shares of our preferred stock, $0.01 par value per share and (iii) shares of our common stock, $0.01 par value per share, with an aggregate public offering price of up to $500,000,000 on terms to be determined at the time of the offering. Our debt securities, our preferred stock and our common stock (collectively referred to as our securities), may be offered, separately or together, in separate series, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus.

The specific terms of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include, where applicable:

•	in the case of our debt securities, the specific title, aggregate principal amount, currency, form (which may be registered, bearer, certificated or global), authorized denominations, maturity, rate (or manner of calculating the rate) and time of payment of interest, terms for redemption at our option or repayment at the holder’s option, terms for sinking fund payments, terms for conversion into shares of our preferred stock or common stock, covenants and any initial public offering price;

•	in the case of our preferred stock, the specific designation, preferences, conversion and other rights, voting powers, restrictions, limitations as to transferability, dividends and other distributions and terms and conditions of redemption and any initial public offering price; and

•	in the case of our common stock, any initial public offering price.

In addition, the specific terms may include limitations on actual, beneficial or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate to preserve our status as a real estate investment trust, or REIT, for federal income tax purposes. The applicable prospectus supplement will also contain information, where applicable, about United States federal income tax considerations, and any exchange listing of the securities covered by the prospectus supplement.

Our common stock is traded on the New York Stock Exchange under the symbol “PNP.” On December 13, 2003, the last reported sale price of our common stock was $46.60 per share.

Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them and us, will be set forth in the applicable prospectus supplement. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

Investing in the securities involves risks that are described in the “ Risk Factors” section beginning on Page 7 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 13, 2004.

PROSPECTUS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of those documents. For further information about us or the securities offered under this prospectus, you should refer to the registration statement, which you can obtain from the SEC as described below under the heading “Where You Can Find More Information.”

All references to “Pan Pacific,” “our,” “we” and “us” in this prospectus mean Pan Pacific Retail Properties, Inc. and its wholly-owned subsidiaries and other entities controlled by Pan Pacific Retail Properties, Inc. except where it is clear from the context that the term means only the issuer, Pan Pacific Retail Properties, Inc.

THE COMPANY

Business

Pan Pacific Retail Properties, Inc., a Maryland corporation (“Pan Pacific,” the “Company,” “our,” “we” or “us”) is a self-administered and self-managed equity real estate investment trust, or REIT, that owns and operates community and neighborhood shopping centers, predominantly grocery-anchored, located in the western United States. Our objective is to provide stockholders with long-term stable cash flow balanced with consistent growth. We seek to achieve this objective through the following business and growth strategies:

•	owning, operating, acquiring, expanding and developing shopping centers in select markets with strong economic and demographic characteristics in order to establish and maintain a portfolio of real estate assets with stable income and the potential for long-term growth;

•	developing local and regional market expertise through the hands-on participation of senior management in property operations and leasing in order to capitalize on market trends, retailing trends and acquisition opportunities;

•	establishing and maintaining a diversified and complementary tenant mix with an emphasis on tenants that provide day-to-day consumer necessities in order to provide steady rental revenue; and

•	maintaining a conservative balance sheet and flexible capital structure in order to enhance our ability to access capital and consistently grow our business through all economic conditions.

We implement these strategies by:

•	analyzing on an ongoing basis regional and submarket demographic, economic and retailing trends;

•	developing relationships with key industry participants such as retailers, real estate brokers and financial institutions;

•	emphasizing tenant satisfaction and retention through our proactive communication with tenants, community-oriented marketing activities and comprehensive maintenance programs;

•	capitalizing on cost reduction and economy of scale opportunities arising from the size and proximity of our properties within each region; and

•	maintaining an investment grade rating along with conservative financial ratios and staggered debt maturities.

As of June 30, 2003, our portfolio consisted of 131 shopping center properties, encompassing approximately 20.9 million square feet, diversified across the Northern California, Southern California, Oregon, Washington, and Nevada markets.

We manage our portfolio through our regional offices under the control of our executive officers. All administration (including the formation and implementation of policies and procedures), leasing, capital expenditures and construction decisions are centrally administered at our corporate headquarters, which are located at 1631-B South Melrose Drive, Vista, California. We employ property managers at each of our regional offices to oversee and direct the day-to-day operations of our portfolio, as well as the on-site personnel, which may include the manager, assistant manager, maintenance personnel and other necessary staff. Property managers communicate daily with our corporate headquarters to implement our policies and procedures.

As a result of management’s in-house leasing programs, our portfolio benefits from a diversified merchandising mix, including national and regional anchor tenants, complemented by a carefully planned mix of national, regional and local non-anchor tenants. To promote stability and attract quality non-anchor tenants, we generally enter into long-term leases, typically 15 to 20 years, with anchor tenants which usually contain provisions permitting anchor tenants to renew their leases at rates that often include fixed rent increases or consumer price index adjustments. To take advantage of improving market conditions and changing retail trends, we generally enter into shorter term leases, typically three to five years, with non-anchor tenants. Our properties are generally leased on a triple-net basis, which requires tenants to pay their pro rata share of all real property taxes, insurance and property operating expenses.

As of June 30, 2003, our portfolio was 95.7% leased to 3,206 diverse tenants, including national tenants (57% of our total leased square footage) and regional tenants (14% of our total leased square footage).

We seek to maximize the cash flow from our portfolio by continuing to enhance the operating performance of each property through our in-house leasing and property management programs. Our management believes that maintaining high occupancy rates and renewing and re-leasing expiring space at higher base rents are critical measures of leasing performance. Since our initial public offering in 1997, we have maintained a year-end portfolio occupancy rate at or above 97% and have renewed or re-leased 6.6 million square feet involving 2,078 lease transactions achieving base rent per square foot increases, on a same-store comparable basis, of 17.8% in 2000, 17.8% in 2001, and 11.9% in 2002.

We are investment grade rated by Standard & Poor’s Rating Services and Moody’s Investors Service. As of June 30, 2003, our debt to total market capitalization was approximately 36.3%.

Investment Policies

Our policies with respect to the following activities have been determined by our Board of Directors and may be amended or revised from time to time at the discretion of our board of directors and without a vote of our stockholders if they determine in the future that such a change is in the best interest of our stockholders.

Investment in Real Estate or Interests in Real Estate.    Our investment objectives are to increase cash flow and portfolio value by actively managing our properties and acquiring additional properties that, either as acquired or after value-added activities (such as improved management and leasing services and renovations), will produce additional cash flows. Our policy is to develop and acquire properties primarily for generation of current income and appreciation of long-term value.

We pursue our investment objectives primarily through the ownership of shopping center properties. Since we expect to hold our properties for long-term investment, we will continue to emphasize an ongoing program of regular maintenance, periodic renovation, capital management and expansion of our existing facilities. We are also continually developing and acquiring shopping center properties primarily in the western United States including our current geographic regions (Northern California, Southern California, Oregon, Washington and Nevada), although future investments could be made outside of these areas or in different property categories if our board of directors determines that those acquisitions and developments would be desirable.

We may develop, sell, purchase or lease income-producing properties or land for long-term investment and expand, improve or sell our properties, in whole or in part, when circumstances warrant. We may also participate with other entities and affiliates in property ownership through joint ventures or other types of co-ownership. Since our inception and in the last three years, we have engaged in routine real estate purchase and sale transactions in the Northern California, Southern California, Oregon, Washington and Nevada markets. Additionally, in connection with the sale of our real estate properties, we have on occasion and may in the future, make loans to the purchasers of such property. In determining whether to make these loans we will analyze relevant property and financial factors which may include the condition and use of the subject property, its income-producing capacity and the quality, experience and creditworthiness of the borrower.

Investments in Real Estate Mortgages.    While we emphasize equity real estate investments, we may, in our discretion, invest in mortgages and other real estate interests consistent with the our qualification as a REIT. We currently have investments in notes receivable secured by deeds of trust and pledges of partnership interests relating to certain shopping centers.

Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers.    Subject to the percentage of ownership limitations and gross income tests necessary for us to qualify and maintain our status as a REIT, we may invest in securities of other entities engaged in real estate activities or securities of other issuers. We do not currently intend to invest in the securities of other issuers except in connection with acquisitions of indirect interests in properties (normally limited liability company or limited partnership interests in special purpose partnerships owning properties) and in connection with the acquisition of substantially all of the economic interest in a real estate-related operating business where such investments would be consistent with our investment policies. Investment in these securities is also subject to our policy not to be treated as an investment company under the Investment Company Act of 1940.

Financing Policies

Our board of directors has adopted a policy of limiting our indebtedness to approximately 50% of our total market capitalization, but our organizational documents do not contain any limitation on the amount or percentage of indebtedness, funded or otherwise, that we may incur. In addition, we may from time to time modify our debt policy in light of then current economic conditions, relative costs of debt and equity capital, market values of our properties, general conditions in the market for debt and equity securities, fluctuations in the market price of our common stock, growth and acquisition opportunities, our continued REIT qualification requirements or other presently unknown factors which may arise in the future which, in the judgment of our board of directors, require a revision in such policy. Accordingly, we may increase or decrease our debt to market capitalization ratio beyond the limits described above.

To the extent that our board of directors decides to obtain additional capital, we may raise such capital through additional equity offerings (including offerings of senior or convertible securities and preferred stock), sales of investments, bank and other institutional borrowings, the issuance of debt securities (subject to the requirements in the Internal Revenue Code of 1986, as amended concerning the distribution of REIT taxable income) or a combination of these methods. If our board of directors determines to raise additional equity capital, our board has the authority, without stockholder approval, to issue additional shares of our common stock or other capital stock (including securities senior to our common stock) in any manner, and on such terms and for such consideration, as we deem appropriate, including in exchange for property.

Borrowings may be unsecured or may be secured by any or all of our assets or of any existing or new property-owning partnership and may have full or limited recourse to all or any portion of our assets or any existing or new property-owning partnership. Indebtedness which we incur may be in the form of bank borrowings, purchase money obligations to the sellers of the properties, publicly or privately placed debt instruments or financing from institutional investors or other lenders. There are no limits on the number or amount of mortgages or interests which may be placed on our properties. In addition, the indebtedness may be recourse to all or any part of our properties or may be limited to the particular property for which the indebtedness relates. The proceeds from any of our borrowings may be used for general corporate purposes including, among other things, working capital, to refinance existing indebtedness, to finance the acquisition, expansion, development or redevelopment of properties and for the payment of distributions.

We may seek to extend, expand, reduce or renew our revolving credit facility, or obtain new credit facilities or lines of credit, subject to our general policy of debt capitalization. Future mortgage loans, credit facilities and lines of credit may be used for the purpose of making acquisitions or capital improvements, providing working capital or making distributions.

In the past three years, we have incurred debt in a manner consistent with our financing policies in order to fund operations and acquisitions. We have engaged and intend to periodically engage in the issuance of senior debt securities. Additionally, we routinely draw down and repay those debt obligations established under our existing credit facility in a manner consistent with our investment policies.

We operate in a manner that will not subject us to regulation under the Investment Company Act of 1940. We have not in the previous three years and do not intend (i) to invest in the securities of other issuers for the purpose of exercising control over such issuer (except to the extent described above in “—Investment Policies”), (ii) to underwrite securities of other issuers or (iii) to trade actively in loans or other investments.

We have the authority to and in the past three years we have engaged in offering shares of our common stock or other securities and repurchasing or otherwise reacquiring shares of common stock or any other securities in the open market or otherwise and may continue to engage in these activities in the future. We may, under certain circumstances, purchase shares of our common stock in the open market, if the purchases are approved by our board of directors. Such action would be taken only in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Internal Revenue Code and the Treasury Regulations under the Internal Revenue Code. Additionally, we have engaged in the repurchase of our common stock including the repurchase of shares from our officers.

Disposition Strategy

We dispose of non-strategic assets if we can obtain attractive terms on the sale. Generally, we redeploy the proceeds into acquisitions of assets in our core markets with growth opportunities or repay debt.

During fiscal year 2002 and during the first two quarters of 2003, we disposed of two regional malls, two single tenant assets, one office building and twelve shopping centers. The balance of the net proceeds on the sales, received in cash, were placed with an exchange accommodator and used to acquire other strategic shopping center properties in like-kind exchange transactions pursuant to Section 1031 of the Internal Revenue Code.

We may dispose of certain non-strategic assets in the future. However, if after taking into account the tax consequences of any disposition, including our continued ability to qualify as a REIT, we determine that a disposition would not be in our best interest, we will not dispose of that asset.

RISK FACTORS

There are Certain Risks Inherent to Investment in Real Estate.    Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend in large part on the amount of income generated and expenses incurred. If our properties do not generate revenue sufficient to meet operating expenses, including debt service, tenant improvements, leasing commissions and other capital expenditures, we may have to borrow additional amounts to cover fixed costs. This would adversely affect our cash flow and ability to service our debt and make distributions to our stockholders.

Our revenue and the value of our properties may be adversely affected by a number of factors, including:

•	the national economic climate;

•	the local economic climate;

•	local real estate conditions;

•	changes in retail expenditures by consumers;

•	the perceptions of prospective tenants of the attractiveness of the properties;

•	the success of our anchor tenants;

•	our ability to manage and maintain the properties and secure adequate insurance; and

•	increases in operating costs (including real estate taxes, insurance and utilities).

In addition, real estate values and income from properties are also affected by factors such as applicable laws, including tax laws, interest rate levels and the availability of financing.

We may be unable to Retain Tenants and Relet Space.    We will be subject to the risks that, upon expiration or termination, leases may not be renewed, the space may not be relet or the terms of renewal or reletting (including the cost of required renovations) may be less favorable than current lease terms. Leases covering a total of approximately 6.5% and 50.0% of the leased gross leasable area, or GLA, of our properties will expire through the end of 2003 and 2007, respectively. We budget for renovation and reletting expenses, which takes into consideration our view of both the current and expected market conditions in the geographic regions in which our properties are located, but budgeted amounts may be insufficient to cover these costs. Our cash flow and ability to make expected distributions to stockholders could be adversely affected, if:

•	we are unable to promptly relet or renew leases for all or a substantial portion of this space;

•	the rental rates upon renewal or reletting are significantly lower than expected; or

•	our budgeted amounts for these purposes prove inadequate.

We may not realize all of the anticipated benefits of the merger.    The success of our acquisition of Center Trust will depend, in part, on our ability to realize the anticipated cost savings, operating efficiencies and other synergies from integrating the properties of Center Trust into our portfolio. Our success in realizing these benefits and the timing of this realization depend upon our ability to integrate the operations of Center Trust with our own in an efficient manner. The integration of two independent companies is a complex, costly and time-consuming process. Unforeseen difficulties in integrating these portfolios may cause disruption of, or a loss of momentum in, the activities of our business that could affect its ability to achieve expected cost savings, operating efficiencies and other synergies in a manner that could materially harm our financial performance.

The difficulties of combining the operations of the companies include, among others:

•	following the merger, we may not achieve expected cost savings and operating efficiencies, such as the elimination of redundant administrative costs and property management costs;

•	the diversion of management attention to the integration of the operations of Center Trust could have an adverse effect on our revenues, expenses and operating results;

•	the Center Trust portfolio may not perform as well as we anticipate due to various factors, including changes in macro-economic conditions and the demand for retail space in Southern California and other West Coast markets in which Center Trust has a significant presence; and

•	we may not effectively integrate Center Trust’s operations.

We cannot guarantee that the integration of Center Trust will result in the realization of the full benefits we had anticipated.

Changes in the Economic or Other Market Conditions in Certain Geographic Regions Could Adversely Affect Our Results of Operations.    We have 40 properties with total GLA of 5,547,000 square feet located in Northern California, 19 properties with total GLA of 3,052,000 square feet located in Southern California, 19 properties with total GLA of 2,710,000 square feet located in Oregon, 12 properties with total GLA of 2,093,000 square feet located in Nevada and 12 properties with total GLA of 2,092,000 square feet located in Washington. To the extent that general economic or other relevant conditions in these regions decline and result in a decrease in consumer demand in these regions, the results of our operations may be adversely affected.

We May Not be Able to Respond Quickly to Changing Market Conditions Due to the Illiquidity of Real Estate.    Equity real estate investments are relatively illiquid. This illiquidity limits our ability to adjust our portfolio promptly in response to changes in economic or other conditions. In addition, the Internal Revenue Code limits a REIT’s ability to sell properties held for fewer than four years, which may limit our ability to sell our properties at optimal times and for the highest price.

Competition with Other Developers and Real Estate Companies Could Materially Affect Our Ability to Generate Net Income, Service Our Debt and Make Distributions to Our Stockholders.    There are numerous commercial developers and real estate companies that compete with us in seeking tenants for properties, properties for acquisition and land for development. There are numerous shopping facilities that compete with our properties in attracting retailers to lease space. In addition, retailers at our properties face increasing competition from outlet stores, discount shopping clubs, and other forms of marketing of goods, such as direct mail, internet marketing and telemarketing. This competition may reduce properties available for acquisition or development, reduce percentage rents payable to us and may, through the introduction of competition, contribute to lease defaults or insolvency of tenants. Thus, competition could materially affect our ability to generate net income, service our debt and make distributions to our stockholders.

Compliance with Changes in Laws May Result in Significant Unexpected Expenditures.    Because increases in income, service or transfer taxes are generally not passed through to tenants under leases, these increases may adversely affect our cash flow and our ability to service our debt and make distributions to stockholders. Our properties are also subject to various federal, state and local regulatory requirements, such as requirements of the Americans with Disabilities Act of 1990 and state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. In addition, these requirements may not be changed and new requirements may be imposed that would require significant unanticipated expenditures by us. Any of these events could adversely affect our cash flow and expected distributions.

We Rely on Certain Tenants and Anchors and the Closing of One or More Anchor-Occupied Store Could Adversely Affect that Property, Resulting in Lease Terminations and Reductions in Rent.    Our income and funds from operations could be adversely affected in the event of the bankruptcy or insolvency, or a downturn in the business, of any anchor store, or if any anchor tenant does not renew its lease when it expires. If tenant sales at our properties were to decline, tenants might be unable to pay their rent or other occupancy costs. In the event of default by a tenant, delays and costs in enforcing our rights could be experienced. In addition, the closing of one or more anchor-occupied stores or lease termination by one or more anchor tenants of a shopping center, whose leases may permit termination, could adversely impact that property and result in lease terminations or reductions in rent by other tenants, whose leases may permit termination or rent reduction in those circumstances. This could adversely affect our ability to re-lease the space that is vacated. Each of these developments could adversely affect our funds from operations and our ability to service our debt and make expected distributions to stockholders.

There is a Lack of Operating History With Respect to the Recent Acquisition and Development of Properties and We May Not Succeed in the Integration or Management of Additional Properties.    At December 31, 2002, we owned and operated 105 properties, consisting of approximately 15.9 million square feet of space. Fifty-three of our properties were acquired during 2000, primarily through the acquisition of Western. In 2002, we acquired an additional 6 properties. These properties, together with the 32 properties which we acquired in connection with our acquisition of Center Trust, may have characteristics or deficiencies currently unknown to us that affect their value or revenue potential. It is also possible that the operating performance of these properties may decline under our management. As we acquire additional properties, we will be subject to risks associated with managing new properties, including lease-up and tenant retention. In addition, our ability to manage our growth effectively will require us to successfully integrate our new acquisitions into our existing management structure. We may not succeed with this integration or effectively manage additional properties. Also, newly acquired properties may not perform as expected.

Our Indebtedness Could Adversely Affect Our Financial Results.    We are subject to risks normally associated with debt financing, including:

•	the risk that our cash flow will be insufficient to meet required payments of principal and interest;

•	the risk that existing indebtedness on our properties (which in all cases will not have been fully amortized at maturity) will not be able to be refinanced; or

•	the terms of any refinancing will not be as favorable as the terms of existing indebtedness.

At December 31, 2002, we had outstanding indebtedness of approximately $734,218,000. Since we anticipate that only a small portion of the principal of the indebtedness will be repaid prior to maturity, and that we will not have funds on hand sufficient to repay the balance of the indebtedness in full at maturity, it will be necessary for us to refinance the debt either through additional borrowings or equity or debt offerings. If principal payments due at maturity cannot be refinanced, extended or paid with proceeds of other capital transactions, we expect that our cash flow will not be sufficient in all years to pay distributions at expected levels and to repay all of this maturing debt. Also, if prevailing interest rates or other factors at the time of refinancing (such as the reluctance of lenders to make commercial real estate loans) result in higher interest rates upon refinancing, the interest expense relating to refinanced indebtedness would increase. This could adversely affect our cash flow and our ability to make expected distributions to our stockholders. In addition, if we are unable to refinance the indebtedness on acceptable terms, we might dispose of properties upon disadvantageous terms, which might result in losses to us and might adversely affect funds available for distribution to stockholders.

Potential Defaults Under Mortgage Financing Could Negatively Impact Our Financial Success.    At December 31, 2002, we had approximately $239,541,000 of mortgage financing. The payment and other obligations under certain of the mortgage financing is secured by cross-collateralized and cross-defaulted first mortgage liens in the aggregate amount of approximately $53,700,000 on four properties, $51,441,000 on four other properties, $17,058,000 on three properties and $33,064,000 on two properties. If we are unable to meet our obligations under the mortgage financing, the properties securing that debt could be foreclosed upon. This could have a material adverse effect on us and our ability to make expected distributions and could threaten our continued viability.

Rising Interest Rates on Our Variable Rate Debt Could Negatively Impact Our Financial Success.    Advances under our revolving credit agreement bear interest at a variable rate. In addition, we may incur other variable rate indebtedness in the future. Increases in interest rates on that indebtedness would increase our interest expense, which could adversely affect our cash flow and our ability to service our debt and pay expected distributions to stockholders.

Loss of Our Tax Status as a Real Estate Investment Trust Would Have Significant Adverse Consequence to Us and the Value of Our Securities.    Commencing with our taxable year ended December 31, 1997, we believe that we have qualified as a REIT under the Internal Revenue Code. Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual and some on a quarterly basis) established under highly technical and complex Internal Revenue Code provisions for which there are only limited judicial and administrative interpretations. These requirements involve the determination of various facts and circumstances not entirely within our control. Legislation, new regulations, administrative interpretations or court decisions may adversely affect, possibly retroactively, our ability to qualify as a REIT or the federal income tax consequences of such qualification.

If we fail to qualify as a REIT in any taxable year, among other things:

•	we will not be allowed a deduction for distributions to stockholders in computing our taxable income;

•	we will be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates;

•	we will be subject to increased state and local taxes;

•	we will be disqualified from treatment as a real estate investment trust for the four taxable years following the year during which we lost our qualification (unless entitled to relief under certain statutory provisions);

•	all distributions to stockholders would be subject to tax as regular corporate dividends to the extent of our current and accumulated earnings and profits; and

•	we would not be required to make distributions to stockholders.

As a result of these factors, our failure to qualify as a real estate investment trust also could impair our ability to expand our business and raise capital, could substantially reduce the funds available for distribution to our stockholders and could reduce the trading price of our common stock.

We are Subject to Certain Distribution Requirements Which Could Require Us to Borrow on a Short-Term Basis.    To maintain our status as a REIT for federal income tax purposes, we generally are required to distribute to our stockholders at least 90% of our REIT taxable income determined without regard to the dividends paid deduction and by excluding net capital gains each year. We also are subject to tax at regular corporate rates to the extent that we distribute less than 100% of our REIT taxable income (including net capital gains) each year. In addition, we are subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions we pay, with respect to any calendar year, are less than the sum of 85% of our ordinary income for the calendar year, 95% of our capital gain net income for the calendar year, and any amount of that income that was not distributed in prior years.

We intend to continue to make distributions to our stockholders to comply with the distribution requirements of the Code and to reduce exposure to federal income taxes and the nondeductible excise tax. Differences in timing between the receipt of income and the payment of expenses in arriving at taxable income and the effect of required debt amortization payments could require us to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

Acquisition and Development Investments May Not Perform as Well as Expected.    We intend to continue acquiring, developing and redeveloping shopping center properties. Acquisitions of retail properties entail risks that investments will fail to perform as expected. Estimates of development costs and costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate.

We intend to expand or renovate our properties from time to time. Expansion and renovation projects generally require expenditure of capital as well as various government and other approvals, which we may not receive. While our policies with respect to expansion and renovation activities are intended to limit some of the risks otherwise associated with these activities, we will still incur certain risks, including expenditures of funds on, and devotion of management’s time to, projects that may not be completed.

We anticipate that future acquisitions, development and renovations will be financed through a combination of advances under our revolving credit agreement and other forms of secured or unsecured financing. If new developments are financed through construction loans, there is a risk that, upon completion of construction, permanent financing for newly developed properties may not be available or may be available only on disadvantageous terms.

It is possible that we will expand our business to new geographic markets in the future. We will not initially possess the same level of familiarity with new markets outside of the geographic areas in which our properties are currently located. This could adversely affect our ability to acquire, develop, manage or lease properties in any new localities.

We also intend to develop and construct shopping centers in accordance with our business and growth strategies. Risks associated with our development and construction activities may include:

•	abandonment of development opportunities;

•	construction costs of a property exceeding original estimates, possibly making the property uneconomical;

•	occupancy rates and rents at a newly completed property may not be sufficient to make the property profitable;

•	financing may not be available on favorable terms for development of a property; and

•	construction and lease-up may not be completed on schedule, resulting in increased debt service expense and construction costs.

In addition, new development activities, regardless of whether they would ultimately be successful, typically require a substantial portion of management’s time and attention. Development activities would also be subject to risks relating to our inability to obtain, or delays in obtaining, all necessary zoning, land use, building, occupancy, and other required governmental permits and authorizations.

Our Properties May Be Subject to Unknown Environmental Liabilities.    We are required to comply with federal, state and local laws, ordinances and regulations regarding health and safety and the protection of the environment. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at the property. A current or previous owner or operator may also be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by these parties in connection with any such contamination. These laws typically impose clean-up responsibility and liability without regard to fault or whether the owner knew of or caused the presence of the contaminants. Liability under these laws may still be imposed even when the contaminants were associated with previous owners or operators and the liability under these laws has been interpreted to be joint and several, unless the harm is divisible and there is a reasonable basis for allocation of responsibility. The costs of investigation, remediation or removal of these substances may be substantial, and the presence of these substances, or the failure to properly remediate the contamination on the property, may adversely affect the owner’s ability to sell or rent the property or to borrow using the property as collateral. The presence of contamination at a property can impair the value of the property even if the contamination is migrating onto the property from an adjoining property.

A current or previous owner or operator who arranges for the disposal or treatment of hazardous or toxic substances at a disposal or treatment facility may be held liable for the costs of removal or remediation of a release of hazardous or toxic substances at the disposal or treatment facility if a leak or contamination is discovered at the disposal or treatment facility, whether or not the facility is owned or operated by them. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs incurred in connection with the contamination. The remedy to remediate contamination may include deed restriction or institutional control which can restrict how the property may be used. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination stemming from the site, including toxic tort claims.

Some federal, state and local laws, regulations and ordinances govern the removal, encapsulation or disturbance of asbestos containing materials, or ACMs, when these materials are in poor condition or in the event of construction, remodeling, renovation or demolition of a building. These laws may impose liability for release of ACMs and may allow third parties to seek recovery from owners or operators of real properties for personal injury associated with ACMs. In connection with our ownership and operation of our properties, we may be potentially liable for ACM related costs.

The presence of hazardous substances on or under a property may adversely affect our ability to sell that property and we may incur substantial remediation costs. Although our leases generally require our tenants to operate in compliance with all applicable federal, state and local laws, ordinance and regulations and to indemnify us against any environmental liabilities arising from the tenant’s activities on the property, we could nevertheless be subject to strict liability by virtue of our ownership interest, and there can be no assurance that our tenants would satisfy their indemnification obligations under the leases. The discovery of environmental liabilities attached to our properties could have a material adverse effect on our results of operations or financial condition or our ability to make distributions to stockholders.

Shopping centers may have businesses such as dry cleaners and auto repair or servicing businesses that handle, store and generate small quantities of hazardous wastes. The operation may result in spills or releases that may result in soil or groundwater contamination. Independent environmental consultants have conducted or updated Phase I Environmental Site Assessments at our properties in conformance with the scope and limitations of the American Society of Testing and Materials Practice E1527, Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process. These Phase I Assessments have included, among other things, a visual inspection of our properties and the surrounding area and a review of relevant state, federal and historical documents. When recommended in the Phase I Assessments, we have conducted Phase II subsurface investigations in conformance with American Society of Testing and Materials Guide E1903, Standard Guide for Environmental Site Assessments: Phase II Environmental Site Assessment Process. The Phase I and Phase II investigations of our properties have not revealed any environmental liability that we believe would have a material adverse effect on our business, assets or results of operations taken as a whole, nor are we aware of any material environmental liability. It is still possible that our Phase I and Phase II investigations have not revealed all environmental liabilities or that there are material environmental liabilities of which we are unaware. Moreover, future laws, ordinances or regulations may impose material environmental liability and the current environmental condition of our properties may be affected by tenants, by the condition of land or operations in the vicinity of our properties, such as the presence of underground storage tanks, or by third parties unrelated to us. While we believe we are in substantial compliance with applicable federal, state and local laws, ordinances and regulations regarding health and safety and the protection of the environment, we cannot assure you that environmental matters will not rise in the future at properties where no problem is currently known to us.

There is No Limitation on Amount of Indebtedness We May Incur Which Could Increase the Risk of Default on Our Indebtedness.    At December 31, 2002, our debt to total market capitalization ratio was approximately 36.9% (assuming the conversion of all operating subsidiary units). We currently have a board of directors approved policy of incurring debt only if upon incurrence the debt to total market capitalization ratio would be 50% or less. It should be noted, however, that our organizational documents do not contain any limitation on the amount of indebtedness we may incur. Accordingly, our board of directors could alter or eliminate this policy. If this policy were changed, we could become more highly leveraged, resulting in an increase in debt service that could adversely affect our cash flow and, consequently, reduce the amount available for distribution to stockholders. This could also increase the risk of default on our indebtedness.

Certain Types of Losses May Exceed Insurance Coverage.    We carry comprehensive liability, public area liability, fire, earthquake, flood, boiler and machinery, extended coverage and rental loss insurance covering our properties, with policy specifications and insured limits that we believe are adequate and appropriate under the circumstances. There are, however, certain types of losses that are not generally insured because it is not economically feasible to insure against these losses. If an uninsured loss or a loss exceeding insured limits occurs, we could lose our capital invested in the property, as well as the anticipated future revenue from the property. In the case of debt which is with recourse to us, we would remain obligated for any mortgage debt or other financial obligations related to the property. In these circumstances, any loss would adversely affect us.

We May be Subject to Tax Upon Disposition of Properties with Built-In Gain.    In connection with our formation in 1997, certain entities taxable as “C” corporations were merged either into us or into our subsidiaries which qualified as “qualified REIT subsidiaries”. Certain of these entities held 13 properties with “built-in gain” at the time the entities were merged into us or into our subsidiaries. A property has “built-in gain” if (i) on the day it was acquired, the former owner’s tax basis in the property was less than the property’s fair market value, and (ii) it was acquired in a transaction in which our tax basis in the property was determined by reference to the former owner’s tax basis in the property. Under the applicable Treasury Regulations, if these properties are sold within 10 years of the date we acquired them, we will be required to pay taxes on the built-in gain that would have been realized if the merging “C” corporation had liquidated on the day before the date of the mergers. Therefore, we may have less flexibility in determining whether or not to dispose of these properties. If we desire to dispose of these properties at some future date within this 10 year period, we may be subject to tax on the built-in gain.

Future Acts of Terrorism or War or Risk of War May Have a Negative Impact on Our Business.    The continued threat of terrorism and the potential for military action and heightened security measures in response to this threat may cause significant disruption to commerce. There can be no assurance that the armed hostilities will not escalate or that these terrorist attacks, or the United States’ responses to them, will not lead to further acts of terrorism and civil disturbances, which may further contribute to economic instability. Any armed conflict, civil unrest or additional terrorist activities, and the attendant political instability and societal disruption, may adversely affect our results of operations, financial condition, the ability to raise capital or our future growth.

We Could Authorize Stock without Stockholder Approval Which Could Have the Effect of Delaying, Deferring a Transaction that Might Otherwise be in the Best Interests of Our Stockholders.    Unless required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, we may take actions to issue additional shares of common stock and to classify or reclassify unissued shares of common stock without stockholder approval. Although we have no present intention of doing so, we could issue a class or series of stock that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Restrictions on Ownership and Transfers of Stock May Delay or Impede a Transaction that Might Otherwise be in the Best Interests of Our Stockholders.    Our charter contains restrictions on the ownership and transfer of our common stock which are intended to assist us in complying with the Internal Revenue Code’s requirement for qualification as a real estate investment trust. For instance, the ownership limit set forth in our charter provides that, subject to specified exceptions, no person or entity may own more than 6.25% (by number or value, whichever is more restrictive) of the outstanding shares of our common stock. Our charter also (i) prohibits any person from actually or constructively owning shares of our common stock that would result in us being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a real estate investment trust, and (ii) voids any transfer of our common stock that would result in shares of our common stock being owned by fewer than 100 persons. As a result, holders of our common stock may be prohibited from transferring or owning our common stock. Additionally, the ownership limit on our common stock may delay or impede a transaction or a change of control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Ownership of Partnership Interest Could Jeopardize Our Status as a REIT.    We have direct or indirect control of certain partnerships in which we are a partner and intend to continue to operate them in a manner consistent with the requirements for qualification as a real estate investment trust. If a partnership in which we own an interest takes or expects to take actions which could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in that entity. In addition, it is possible that a partnership could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in a time frame which would allow us to dispose of our interest in the partnership or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT.

Lack of an Established Trading Market for Some Securities May Affect the Liquidity of Our Debt Securities or Preferred Stock.    Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock. Our common stock is currently listed on the NYSE and unless otherwise specified in the related prospectus supplement, any shares of common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange or Nasdaq, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of our debt securities or preferred stock, but will not be obligated to do so and may discontinue any market making at any time without notice. As a result, there can be no assurance as to the liquidity of, or the trading market for, the debt securities or preferred stock.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things, the repayment of indebtedness, the development and acquisition of additional properties and other acquisition transactions, and the expansion and improvement of certain properties in our portfolio.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth ratios of earnings to fixed charges for the periods shown. The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations before minority interest, gain on sale of real estate and discontinued operations, minority interest in pre-tax income of subsidiaries that have not incurred fixed charges, distributions from unconsolidated investees, income from unconsolidated investees and fixed charges excluding capitalized interest. Fixed charges consist of interest costs whether expensed or capitalized.

Ratio of Earnings to Fixed Charges

	Year Ended December 31,
Nine Months Ended September 30, 2003	2002	2001	2000	1999	1998
2.35x	2.36x	2.19x	2.08x	2.38x	2.43x

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements included or incorporated by reference in this prospectus, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward looking statements. Such statements are typically characterized by terminology such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” and similar expressions. These statements are based on assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate. These forward looking statements are subject to a number of risks and uncertainties, including those risks described in this prospectus under “Risk Factors,” as well as other factors that our management has not yet identified. Any such forward looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those contemplated by such forward looking statements. We disclaim any duty to update any forward looking statements.

You should understand that the following important factors, in addition to those discussed elsewhere in this document and in the documents which are incorporated by reference, could affect our future results, and could cause actual results or other outcomes to differ materially from those expressed in our forward-looking statements:

•	legislative, regulatory, or other changes in the real estate industry which increase the costs of, or otherwise affect, our operations;

•	competition for tenants with respect to new leases and the renewal or rollover of existing leases;

•	the ability of our tenants to operate their businesses in a manner sufficient to maintain or increase revenue and to generate sufficient income to make rent payments;

•	changes in national or regional economic conditions, including changes in interest rates and the availability and cost of capital to us;

•	the availability of financing for our future acquisitions;

•	risks associated with shopping centers, such as lower than expected occupancy levels, a downturn in market lease rates for retail shopping center space or higher than expected costs associated with the maintenance and operation of such facilities;

•	successful integration of the businesses of Center Trust and Pan Pacific; and

•	potential liability under, and change in, environmental, zoning, tax and other laws.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this document or the date of any document incorporated by reference.

All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to the forward-looking statements in this prospectus to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

Additional factors that may cause risks and uncertainties include those discussed in the sections entitled “Risk Factors” herein as well as “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

DESCRIPTION OF DEBT SECURITIES

General

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement or a pricing supplement. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Our debt securities will be our direct obligations and they may be secured or unsecured, senior or subordinated indebtedness. We may issue our debt securities under those indentures that have been filed as an exhibit to the Registration Statement containing this prospectus or incorporated by reference to this prospectus. The form of indenture is subject to any amendments or supplements that may be adopted from time to time. We will enter into each indenture with a trustee and the trustee for each indenture may be the same. The indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized the material provisions of the indenture and general provisions of our debt securities below. You should read all provisions of our indenture and our debt securities to assure that you have all the important information you need to make any required decisions. All capitalized terms used, but not defined, in this section shall have the meanings set forth in the applicable indenture.

Terms

The particular terms of any series of our debt securities will be described in a prospectus supplement. Any applicable additions to the general terms of our debt securities described in this prospectus and in the applicable indenture will also be described in a prospectus supplement. Additionally, in the event that we issue subordinated debt securities under this Registration Statement, we will provide in the applicable prospectus supplement a description of: (i) the aggregate amount of outstanding indebtedness as of the most recent practicable date that by the terms of the debt would be senior to the subordinated debt securities, and (ii) any limitations on the issuance of additional senior indebtedness. Accordingly, for a description of the terms of any series of our debt securities, you must refer to both the prospectus supplement relating to those debt securities and the description of the debt securities set forth in this prospectus.

Except as set forth in any prospectus supplement, our debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time by our Board of Directors, a committee of the Board of Directors or as set forth in the applicable indenture or one or more supplements to the indenture. All of our debt securities of one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional debt securities without the consent of the holders of the debt securities of that series.

Each indenture will provide that we may, but need not, designate more than one trustee for the indenture, each with respect to one or more series of our debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of our debt securities, and a successor trustee may be appointed to act with respect to that series. If two or more persons are acting as trustee to different series of our debt securities, each trustee shall be a trustee of a trust under the applicable indenture, separate and apart from the trust administered by any other trustee and, except as otherwise indicated in this prospectus, any action taken by a trustee may be taken by that trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

This summary sets forth certain general terms and provisions of the indenture and our debt securities. For a detailed description of a specific series of debt securities, you should consult the prospectus supplement for that series. The prospectus supplement will contain all of the following information:

(1) the title of those debt securities;

(2) the aggregate principal amount of those debt securities and any limit on the aggregate principal amount;

(3) the price (expressed as a percentage of the principal amount of those debt securities) at which those debt securities will be issued and, if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of those debt securities that is convertible into common stock or preferred stock, or the method by which any convertible portion of those debt securities shall be determined;

(4) if those debt securities are convertible, the terms on which they are convertible, including the initial conversion price or rate and conversion period and, in connection with the preservation of our status as a REIT, any applicable limitations on the ownership or transferability of the common stock or the preferred stock into which those debt securities are convertible;

(5) the date or dates, or the method for determining the date or dates, on which the principal of those debt securities will be payable;

(6) the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which those debt securities will bear interest, if any;

(7) the date or dates, or the method for determining the date or dates, from which any interest will accrue, the dates upon which that interest will be payable, the record dates for payment of that interest, or the method by which any of those dates shall be determined, the persons to whom that interest shall be payable, and the basis upon which that interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(8) the place or places where the principal of (and premium, if any) and interest, if any, on debt securities will be payable, where debt securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon us relating to debt securities and the indenture may be served;

(9) the period or periods, if any, within which, the price or prices at which and the terms and conditions upon which those debt securities may be redeemed, as a whole or in part, at our option;

(10) our obligation, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those debt securities, and the period or periods within which, the price or prices at which and the terms and conditions upon which those debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;

(11) if other than U.S. dollars, the currency or currencies in which those debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(12) whether the amount of payments of principal of (and premium, if any) or interest, if any, on those debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which those amounts shall be determined;

(13) whether those debt securities will be issued in certificated and/or book-entry form, and, if in book-entry form, the identity of the depositary for those debt securities;

(14) whether those debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

(15) the applicability, if any, of the defeasance and covenant defeasance provisions described herein or set forth in the applicable indenture, or any modification of the indenture;

(16) any deletions from, modifications of or additions to the events of default or our covenants with respect to those debt securities;

(17) whether and under what circumstances we will pay any additional amounts on those debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem those debt securities in lieu of making this payment;

(18) the subordination provisions, if any, relating to those debt securities;

(19) the provisions, if any, relating to any security provided for those debt securities; and

(20) any other terms of those debt securities.

If the applicable prospectus supplement provides, we may issue the debt securities at a discount below their principal amount and provide for less than the entire principal amount of the debt securities to be payable upon declaration of acceleration of the maturity thereof (“Original Issue Discount Securities”). In those cases, any material U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

Unless otherwise described in the applicable prospectus supplement, we will pay the principal of (and premium, if any) and interest on any series of debt securities at the applicable trustee’s corporate trust office, the address of which will be set forth in the applicable prospectus supplement; provided, however, that, unless otherwise provided in the applicable prospectus supplement, we may make interest payments (i) by check mailed to the address of the person entitled to the payment as that address appears in the applicable register for those debt securities, or (ii) by wire transfer of funds to the person at an account maintained within the United States.

Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of those debt securities at the office of any transfer agent we designate for that purpose. In addition, subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer thereof at the office of any transfer agent we designate for that purpose. Every debt security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer and the person requesting that transfer must provide evidence of title and identity satisfactory to us and the applicable transfer agent. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may at any time rescind the designation of any transfer agent appointed with respect to the debt securities of any series or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

Neither we nor any trustee shall be required to

•	issue, register the transfer of or exchange debt securities of any series if that debt security is or may be among those selected for redemption during a period beginning at the opening of business 15 days before the mailing or first publication, as the case may be, of notice of redemption of those debt securities and ending at the close of business on

1.	the day of mailing of the relevant notice of redemption if the debt securities of that series are issuable only in registered form, or

2.	the day of the first publication of the relevant notice of redemption if the debt securities of that series are issuable in bearer form, or

3.	the day of mailing of the relevant notice of redemption if those debt securities are issuable in registered form and there is no publication; or

•	register the transfer of or exchange any debt security in registered form, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or

•	exchange any debt security in bearer form so selected for redemption, except in exchange for a debt security of that series in registered form that is simultaneously surrendered for redemption; or

•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the holder’s option, except the portion, if any, of that debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

Each indenture will provide that we will not consolidate with, sell, lease or convey all or substantially all of our assets to, or merge with or into, any person unless

•	either we shall be the continuing entity, or the successor person (if not us) formed by or resulting from the consolidation or merger or which shall have received the transfer of the assets shall be a corporation organized and existing under the laws of the United States or any State thereof and shall expressly assume (1) our obligation to pay the principal of (and premium, if any) and interest on all the debt securities issued under the indenture and (2) the due and punctual performance and observance of all the covenants and conditions contained in the indenture and in the debt securities;

•	immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation or the obligation of any Subsidiary as a result of the transaction having occurred, and treating any liens on any property or assets of ours or any Subsidiary that are incurred, created or assumed as a result of the transaction having occurred or as having been created, incurred or assumed, by us or the Subsidiary at the time of the transaction, no event of default under the indenture, and no event that, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

•	an officers’ certificate and legal opinion covering these conditions shall be delivered to the trustee.

Certain Covenants

Existence.    Except as permitted under the heading above, entitled “—Merger, Consolidation or Sale of Assets,” we will be required under each indenture to do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, all material rights (by charter, bylaws and statute) and all material franchises; provided, however, that we shall not be required to preserve any right or franchise if our Board of Directors determines that the preservation thereof is no longer desirable in the conduct of our business.

Maintenance of Properties.    Each indenture will require us to cause all of our material properties used or useful in the conduct of our business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will require us to make or cause to be made all necessary repairs, renewals, replacements, betterments and improvements to those properties, as in our judgment may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, however, that we and our Subsidiaries shall not be prevented from selling or otherwise disposing of these properties for value in the ordinary course of business.

Insurance.    Each indenture will require us and each of our Subsidiaries, to keep in force upon all of our properties and operations policies of insurance carried with responsible companies in amounts and covering all risks as shall be customary in the industry in accordance with prevailing market conditions and availability.

Payment of Taxes and Other Claims.    Each indenture will require us to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed on us, our income, profits or property, or any Subsidiary, its income, profits or property and (b) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon our property or the property of any Subsidiary; provided, however, that we shall not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which we are contesting in good faith through appropriate proceedings.

Provisions of Financial Information.    Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will be required by each indenture, within 15 days after each of the respective dates by which we would have been required to file annual reports, quarterly reports and other documents with the Commission if we were subject to those Sections of the Exchange Act to:

•	transmit by mail to all holders of debt securities issued under the indenture, as their names and addresses appear in the applicable register for those debt securities, without cost to the holders, copies of the annual reports, quarterly reports and other documents that we would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections;

•	file with the applicable trustee copies of the annual reports, quarterly reports and other documents that we would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections; and

•	supply promptly, upon written request and payment of the reasonable cost of duplication and delivery, copies of these documents to any prospective holder of the debt securities.

Except as may otherwise be provided in the prospectus supplement relating to any series of debt securities, the term “Subsidiary”, as used in the indenture means any other Person of which more than 50% of (a) the equity or other ownership interests or (b) the total voting power of shares of capital stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or general or managing partners thereof is at the time owned by us or one or more of our Subsidiaries or a combination thereof.

Additional Covenants.    If we make any additional covenants with respect to any series of debt securities, those covenants will be set forth in the prospectus supplement relating to those debt securities.

Events of Default, Notice and Waiver

Unless otherwise provided in the applicable indenture, each indenture will provide that the following events are “events of default” for any series of debt securities issued under it:

•	default for 30 days in the payment of any installment of interest on any debt security of that series;

•	default in the payment of the principal of (or premium, if any, on) any debt security of that series when due, whether at stated maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise;

•	default in making any sinking fund payment as required for any debt security of that series;

•	default in the performance of any of our other covenants contained in the indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than that series), which continues for 60 days after we receive written notice from the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series;

•	default under any bond, debenture, note or other evidence of indebtedness for money borrowed by us or any of our Subsidiaries (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our Subsidiaries (including leases, but not including indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000, whether the indebtedness exists at the date of the relevant indenture or shall thereafter be created, which default shall have resulted in the indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or which default shall have resulted in the obligation being accelerated, without the acceleration having been rescinded or annulled;

•	we, or any Significant Subsidiary of ours, experience a certain event of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee; and

•	any other Event of Default provided with respect to a particular series of debt securities.

The term “Significant Subsidiary” as used above has the meaning ascribed to the term in Regulation S-X promulgated under the Securities Act, as the Regulation was in effect on January 1, 2002.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are Original Issue Discount Securities or Indexed Securities, that portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after the declaration of acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority of the principal amount of the outstanding debt securities of that series may rescind and annul the declaration and its consequences if:

•	we shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of that series (other than principal and premium, if any, and interest which have become due solely as a result of the acceleration), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the nonpayment of accelerated principal (or specified portion thereof), premium, if any, and interest with respect to debt securities of that series have been cured or waived as provided in the indenture.

Each indenture will also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except:

•	a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series; or

•	a default in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected by the default.

Each indenture will require each trustee to give notice of a default under the indenture to the holders of debt securities within 90 days unless the default shall have been cured or waived, subject to certain exceptions; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series) if specified Responsible Officers of the trustee consider a withholding to be in those holders’ interest.

Each indenture will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it, and no direction inconsistent with the written request has been given to the trustee during the 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on those debt securities at the respective due dates thereof.

Each indenture will provide that, subject to provisions in the Trust Indenture Act of 1939 relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of the debt securities then outstanding under the indenture, unless those holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee; provided that the direction shall not conflict with any rule of law or the indenture, and provided further that the trustee may refuse to follow any direction that may involve the trustee in personal liability or that may be unduly prejudicial to the holders of debt securities of that series not joining in the direction to the trustee.

Within 120 days after the close of each fiscal year, we will be required to deliver to the trustee a certificate, signed by one of several specified officers, stating whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.

Modification of the Indenture

Modifications and amendments of any indenture will be permitted with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of each series issued under the indenture affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each debt security affected thereby,

•	change the stated maturity of the principal of, or any installment of principal of, or interest (or premium, if any) on, any debt security;

•	reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity of the Original Issue Discount Security or would be provable in bankruptcy, or adversely affect any right of repayment at the option of the holder of any debt security (or reduce the amount of premium payable upon any repayment);

•	change the place of payment, or the coin or currency, for payment of principal of (or premium, if any) or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security when due;

•	reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions of the indenture or certain defaults and consequences under the indenture or to reduce the quorum or voting requirements set forth in the indenture; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

The holders of a majority in aggregate principal amount of outstanding debt securities of any series may, on behalf of all holders of debt securities of that series waive, insofar as that series is concerned, our compliance with certain restrictive covenants in the applicable indenture.

We, along with the trustee, shall be permitted to modify and amend an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to our obligations under the indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that this action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to change or eliminate any provisions of the indenture, provided that any such change or elimination does not apply to any outstanding debt securities of a series created prior to the date of the amendment or supplement that are entitled to the benefit of that provision;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of debt securities into common stock or preferred stock;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in the indenture or to make any other provisions with respect to matters or questions arising under the indenture, provided, however, that this action shall not adversely affect the interests of holders of debt securities of any series in any material respect; or

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance, covenant defeasance and discharge of any series of debt securities, provided, however, that this action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect.

Each indenture will provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver described in the indenture or whether a quorum is present at a meeting of holders of debt securities,

•	the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal of that security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity thereof;

•	the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for the debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of the debt security of the amount determined as provided in (a) above);

•	the principal amount of an Indexed Security that shall be deemed outstanding shall be the principal face amount of the Indexed Security at original issuance, unless otherwise provided with respect to the Indexed Security in the applicable indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or any affiliate of ours or of the other obligor shall be disregarded.

Each indenture will contain provisions for convening meetings of the holders of debt securities of a series. A meeting may be permitted to be called at any time by the trustee, and also, upon our request or request of the holders of at least 10% in principal amount of the outstanding debt securities of a series, in any case upon notice given as provided in the indenture. Except for any consent or waiver that must be given by the holder of each debt security affected thereby, any resolution presented at a meeting or at an adjourned meeting duly reconvened at which a quorum is present, may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of the series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The persons holding or representing a majority in principal amount of the outstanding debt securities of a series shall constitute a quorum for a meeting of holders of that series; provided, however, that if any action is to be taken at a meeting with respect to a consent or waiver that may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of that series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.

Notwithstanding the foregoing provisions, each indenture will provide that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of that series and one or more additional series: (a) there shall be no minimum quorum requirement for the meeting and (b) the principal amount of the outstanding debt securities of all those series that are entitled to vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, upon our request any indenture shall cease to be of further effect with respect to any series of debt securities issued under the indenture specified in our request (except as to certain limited provisions of the indenture which shall survive) when either (a) all debt securities of that series have been delivered to the trustee for cancellation or (b) all debt securities of that series have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and we have irrevocably deposited with the applicable trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable in an amount sufficient to pay the entire indebtedness on those debt securities in respect of principal (and premium, if any) and interest to the date of the deposit (if those debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

Each indenture will provide that, unless otherwise indicated in the applicable prospectus supplement, we may elect either to:

•

defease and be discharged from any and all obligations with respect to any series of debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold money for payment in trust) (“defeasance”); or

•	be released from our obligations with respect to certain covenants (which will be described in the relevant prospectus supplement) applicable to the debt securities under the applicable indenture (which may include, subject to a limited exception, the covenants described under “—Certain Covenants”), and any omission to comply with these obligations shall not constitute a default or an event of default with respect to those debt securities (“covenant defeasance”), in either case upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to those debt securities that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the scheduled due dates.

A trust may only be established if, among other things, we have delivered to the applicable trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of those debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. Additionally, in the case of defeasance, an opinion of counsel must refer to and be based on a ruling of the Internal Revenue Service (the “IRS”) or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture. In the event of defeasance, the holders of those debt securities will thereafter be able to look only to the trust fund for payment of principal (and premium, if any) and interest.

“Government Obligations” means securities that are (a) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or the other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by a custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series,

•	the holder of a debt security of that series is entitled to, and does, elect pursuant to the applicable indenture or the terms of that debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of that debt security or

•	a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made,

then the indebtedness represented by that debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of that debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of the election or Conversion Event based on the applicable market exchange rate. “Conversion Event” means the cessation of use of:

•	a currency, currency unit or composite currency both by the government of the country which issued the currency and for the settlement of transactions by a central bank or other public institution of or within the international banking community;

•	the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

•	any currency unit or composite currency other than the ECU for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

In the event we effect a covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any event of default, other than the event of default described in clause 4 under “—Events of Default, Notice and Waiver” with respect to the specified sections of the applicable indenture (which sections would no longer be applicable to those debt securities) or clause 7 thereunder with respect to any other covenant as to which there has been covenant defeasance, the amount in currency, currency unit or composite currency in which those debt securities are payable, and Government Obligations on deposit with the applicable trustee, may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. We would, however, remain liable to make payment of the amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting the defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement relating to those debt securities. The terms will include whether the debt securities are convertible into common stock or preferred stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion, including restrictions directed at maintaining our REIT status. We will also disclose in the applicable prospectus supplement any material effects on the rights of holders of our common stock or preferred stock caused by the issuance of convertible debt securities on the conversion of these securities, if any.

Unclaimed Payments

We will be repaid for all amounts we pay to a paying agent or a trustee for the payment of the principal of or any premium or interest on any debt security that remains unclaimed at the end of two years after the principal, premium or interest has become due and payable, and the holder of that debt security may look only to us for payment of the principal, premium or interest.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities (the “Global Securities”) that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to that series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to that series.

DESCRIPTION OF COMMON STOCK

The following is a summary of the material terms of our common stock. Complete details can be found in our charter and bylaws, copies of which are on file with the Commission as exhibits to registration statements we previously filed and by reference to the Maryland General Corporation Law (the “MGCL”). See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 100,000,000 shares of common stock, $.01 par value per share. As of March 31, 2003, 39,778,851 shares of our common stock were issued and outstanding. Under the MGCL, our stockholders are not liable for our debts or obligations.

Common Stock

All issued and outstanding shares of our common stock are duly authorized, fully paid and nonassessable. Holders of our common stock are entitled to receive dividends when authorized by our board of directors out of assets legally available for the payment of dividends. They are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on transfer of our stock.

Subject to our charter restrictions on transfer of our stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided by the terms of any other class or series of our stock, the holders of our common stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the voting power of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares may not be able to elect any directors.

Holders of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to our charter restrictions on transfer of stock, all shares of our common stock have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. A Maryland corporation, however, may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides that these matters may be approved by the affirmative vote of stockholders holding a majority of all the votes entitled to be cast on the matter.

Power To Reclassify Unissued Shares Of Our Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock into other classes or series of stock. Prior to the issuance of shares of each class or series, our board is required by Maryland law and by our charter to set, subject to charter restrictions on transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to transferability, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series.

Power To Issue Additional Shares Of Common Stock

We believe that the power to issue additional shares of common stock and to classify or reclassify unissued shares of common stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Restrictions on Ownership

For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, not more than 50% in value of our outstanding stock may be owned, actually or constructively, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement and certain other requirements relating to our tax status as a REIT, we may take certain actions to limit the actual, beneficial or constructive ownership by a single person or entity of our outstanding equity securities. See “Restrictions on Ownership and Transfers of Stock.”

Transfer Agent

The registrar and transfer agent for our common stock is The Bank of New York.

GENERAL DESCRIPTION OF PREFERRED STOCK

The following is a summary of the material terms of our preferred stock. Complete details can be found in our charter and bylaws, copies of which are on file with the Commission as exhibits to registration statements we previously filed and by reference to the MGCL. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 30,000,000 shares of preferred stock, $.01 par value per share. As of March 31, 2003, no shares of preferred stock were issued and outstanding. Under the MGCL, our stockholders generally are not liable for our debts or obligations.

Preferred Stock

Preferred stock may be issued from time to time, in one or more series, as authorized by the board of directors. No preferred stock is currently issued or outstanding. Prior to the issuance of shares of each series, subject to the provisions of our charter regarding the restrictions on transfer of stock, the board of directors is required by the MGCL and our charter to fix for each series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption, as permitted by Maryland law. Because the board of directors has the power to establish the preferences, powers and rights of each series of preferred stock, it may afford the holders of any series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of shares of our common stock. The issuance of preferred stock could have the effect of delaying or preventing a transaction or a change of control that might involve a premium price for holders of our common stock or otherwise be in their best interest. The board of directors has no present plans to issue any preferred stock.

Preferred stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The specific terms of a particular class or series of preferred stock will be described in the prospectus supplement relating to that class or series. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in a prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.

The preferences and other terms of the preferred stock of each class or series will be fixed by the articles supplementary relating to such class or series. A prospectus supplement, relating to each class or series, will specify the terms of the preferred stock as follows:

(1)	The title and stated value of such preferred stock;

(2)	the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;

(3)	the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

(4)	whether such preferred stock is cumulative or not and, if cumulative, the date from which dividends on such preferred stock shall accumulate;

(5)	the provision for a sinking fund, if any, for such preferred stock;

(6)	the provision for redemption, if applicable, of such preferred stock;

(7)	any listing of such preferred stock on any securities exchange;

(8)	the terms and conditions, if applicable, upon which such preferred stock will be converted into our common stock, including the conversion price (or manner of calculation thereof);

(9)	a discussion of any material federal income tax considerations applicable to such preferred stock;

(10)	any limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT;

(11)	the relative ranking and preferences of such preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

(12)	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

(13)	any other specific terms, preferences, rights, limitations or restrictions of such preferred stock; and

(14)	any voting rights of such preferred stock.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:

•	senior to all classes or series of common stock and to all equity securities ranking junior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

•	on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

•	junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

For these purposes, the term “equity securities” does not include convertible debt securities.

Dividends

Holders of shares of our preferred stock of each series or class shall be entitled to receive, when, as and if authorized by our board of directors and declared, out of our assets legally available for payment, cash dividends at rates and on dates as will be set forth in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on our stock transfer books on the record dates as shall be fixed by our board of directors.

Dividends on any series or class of our preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to authorize a dividend payable on a dividend payment date on any series or class of preferred stock for which dividends are noncumulative, then the holders of such series or class of preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series or class are declared or paid for any future period.

If any shares of preferred stock of any series or class are outstanding, no full dividends shall be authorized or paid or set apart for payment on the preferred stock of any other series or class ranking, as to dividends, on a parity with or junior to the preferred stock of that series or class for any period unless:

•	the series or class of preferred stock has a cumulative dividend, and full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for such payment on the preferred stock of such series or class for all past dividend periods and the then current dividend period; or

•	the series or class of preferred stock does not have a cumulative dividend, and full dividends for the then current dividend period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for the payment on the preferred stock of such series or class.

When dividends are not paid in full (or a sum sufficient for the full payment is not set apart) upon the shares of preferred stock of any series or class and the shares of any other series or class of preferred stock ranking on a parity as to dividends with the preferred stock of that series or class, then all dividends authorized on shares of preferred stock of that series or class and any other series or class of preferred stock ranking on a parity as to dividends with that preferred stock shall be authorized pro rata so that the amount of dividends authorized per share on the preferred stock of that series or class and such other series or class of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of preferred stock of such series or class (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend) and such other series or class of preferred stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of such series or class that may be in arrears.

Except as provided in the immediately preceding paragraph, unless: if that series or class of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of such series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and if that series or class of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, then no dividends (other than in the common stock or other stock of ours ranking junior to the preferred stock of that series or class as to dividends and upon liquidation) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made on the common stock or any other stock of ours ranking junior to or on a parity with the preferred stock of that series or class as to dividends or upon liquidation, nor shall the common stock or any other stock of ours ranking junior to or on a parity with the preferred stock of that series or class as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for other stock of ours ranking junior to the preferred stock of that series or class as to dividends and upon liquidation).

Any dividend payment made on shares of a series or class of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of that series or class that remains payable.

Redemption

If the applicable prospectus supplement so states, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case on the terms, at the times and at the redemption prices set forth in that prospectus supplement.

The prospectus supplement relating to a series or class of preferred stock that is subject to mandatory redemption will specify the number of shares of that preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon (which shall not, if such preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series or class is payable only from the net proceeds of the issuance of our stock, the terms of that preferred stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, unless:

•	if the series or class of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of such series or class of preferred stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and

•	if the series or class of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, then no shares of that series or class of preferred stock shall be redeemed unless all outstanding shares of preferred stock of that series or class are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of preferred stock of that series or class to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that series or class;

In addition, unless

•	if such series or class of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of such series or class of preferred stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; and

•	if such series or class of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, we shall not purchase or otherwise acquire directly or indirectly any shares of preferred stock of such series or class (except by conversion into or exchange for our stock ranking junior to the preferred stock of such series or class as to dividends and upon liquidation);

provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of preferred stock of such series or class to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of such series or class.

If fewer than all the outstanding shares of preferred stock of any series or class are to be redeemed, the number of shares to be redeemed will be determined by us and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us.

Notice of redemption will be mailed at least 30, but not more than 60, days before the redemption date to each holder of record of a share of preferred stock of any series or class to be redeemed at the address shown on our stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series or class of the preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for the preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accumulate on the redemption date; and

•	the date on which the holder’s conversion rights, if any, as to those shares shall terminate.

If fewer than all the shares of preferred stock of any series or class are to be redeemed, the notice mailed to each holder thereof shall also specify the number of shares of preferred stock to be redeemed from each holder and, upon redemption, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. If notice of redemption of any shares of preferred stock has been given and if the funds necessary for the redemption have been set aside by us in trust for the benefit of the holders of any shares of preferred stock so called for redemption, then from and after the redemption date, dividends will cease to accrue on the shares of preferred stock, the shares of preferred stock shall no longer be deemed outstanding and all rights of the holders of the shares will terminate, except the right to receive the redemption price. In order to facilitate the redemption of shares of preferred stock of any series or class, the board of directors may fix a record date for the determination of the holders of shares of the series or class of preferred stock to be redeemed.

Subject to applicable law and the limitation on purchases when dividends on a series or class of preferred stock are in arrears, we may, at any time and from time to time, purchase any shares of such series or class of preferred stock in the open market, by tender or by private agreement.

Liquidation Preference

Upon any voluntary or involuntary liquidation or dissolution of us or winding up of our affairs, then, before any distribution or payment will be made to the holders of common stock or any other series or class of stock ranking junior to any series or class of the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of that series or class of preferred stock shall be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. If, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series or class of preferred stock and the corresponding amounts payable on all shares of other classes or series of our stock of ranking on a parity with that series or class of preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of that series or class of preferred stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of any series or class of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of stock ranking junior to that series or class of preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For those purposes, the consolidation or merger of us with or into any other entity, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Voting Rights

Holders of our preferred stock will not have any voting rights, except as set forth below or as indicated in the applicable prospectus supplement.

Unless provided otherwise for any series or class of preferred stock, so long as any shares of preferred stock of a series or class remain outstanding, we shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of such series or class of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series or class voting separately as a class):

•	authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking prior to such series or class of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

•	amend, alter or repeal the provisions of our charter or articles supplementary for such series or class of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series or class of preferred stock or the holders thereof;

provided, however, that any increase in the amount of the authorized preferred stock or the creation or issuance of any other series or class of preferred stock, or any increase in the amount of authorized shares of such series or class or any other series or class of preferred stock, in each case ranking on a parity with or junior to the preferred stock of such series or class with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series or class of preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Conversion Rights

The terms and conditions, if any, upon which shares of any series or class of preferred stock are convertible into shares of common stock will be set forth in the applicable prospectus supplement. The terms will include the number of shares of common stock into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the preferred stock.

Restrictions on Ownership

For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, actually or constructively, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement and certain other requirements relating to our tax status as a REIT, we may take certain actions to limit the actual, beneficial or constructive ownership by a single person or entity of our outstanding equity securities. See “Restrictions on Ownership and Transfers of Stock”

Transfer Agent

The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

RESTRICTIONS ON OWNERSHIP AND TRANSFERS OF STOCK

Internal Revenue Code Requirements

For us to qualify as a real estate investment trust under the Internal Revenue Code, subject to specified exceptions, no more than 50% in value of our outstanding shares of stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include specified entities) during the last half of a taxable year (other than the first year for which an election to be treated as a real estate investment trust has been made). In addition, if we, or an owner of 10% or more of our outstanding stock, actually or constructively owns 10% or more of a tenant of ours (or a tenant of any partnership or limited liability company in which we are a partner or member), the rent received by us (either directly or through any such partnership or limited liability company) from that tenant will not be qualifying income for purposes of the real estate investment trust gross income tests of the Internal Revenue Code. A real estate investment trust’s stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a real estate investment trust has been made).

Transfer Restrictions in Charter

Our charter contains restrictions on the ownership and transfer of our common stock which are intended to assist us in complying with the Internal Revenue Code’s requirement for qualification as a real estate investment trust. The ownership limit set forth in our charter provides that, subject to specified exceptions, no person or entity may own more than 6.25% (by number or value, whichever is more restrictive) of the outstanding shares of our common stock. Our charter also (i) prohibits any person from actually or constructively owning shares of our common stock that would result in us being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a real estate investment trust, and (ii) voids any transfer of our common stock that would result in shares of our common stock being owned by fewer than 100 persons. The constructive ownership rules of the Internal Revenue Code are complex, and may cause shares of our common stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 6.25% of the shares of our common stock (or the acquisition of an interest in equity and/or certain affiliates or subsidiaries of an entity that owns, actually or constructively, our common stock) by an individual or entity, could nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 6.25% of our outstanding common stock and thus violate the 6.25% ownership limit, or such other limit as provided in our charter or as otherwise permitted by our board of directors. Our board of directors may, but in no event will be required to, waive the 6.25% ownership limit with respect to a particular stockholder if it determines that the ownership will not jeopardize our status as a real estate investment trust. As a condition of any waiver, our board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel satisfactory to it and will obtain undertakings or representations from the applicant with respect to preserving its real estate investment trust status.

Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of our stock, that will or may violate any of the foregoing restrictions on transferability and ownership, is required to give written notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a real estate investment trust. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines, and such determination is approved by the affirmative vote of the holders of not less than two-thirds of all votes entitled to be cast on the matter, that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a real estate investment trust. Except as otherwise described above, any change in the 6.25% ownership limit would require an amendment to our charter. Amendments to our charter require the affirmative vote of a majority of all votes entitled to be cast on that matter.

Effect of Violation of Transfer Provisions

Pursuant to our charter, if any purported transfer of our common stock or any other event would otherwise result in any person violating the 6.25% ownership limit or other limit provided in our charter or as otherwise permitted by our board of directors, then the transfer will be void and of no force or effect with respect to the prohibited transferee as to that number of shares in excess of the ownership limit or any other limit, and the prohibited transferee will acquire no right or interest (or, in the case of any event other than a prohibited transfer, the person or entity holding record title to any excess shares, referred to as a prohibited owner, shall cease to own any right or interest) in the excess shares. Any of these excess shares described above will be transferred automatically, pursuant to our charter, to a trust, the beneficiary of which will be a qualified charitable organization we select. This automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer (including any indirect violative transfer). Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust (who will be designated by us and be unaffiliated with us and any prohibited transferee or prohibited owner) will be required to sell the excess shares to a person or entity who could own the shares without violating the 6.25% ownership limit, or any other limit provided in our charter or otherwise permitted by our board of directors, and distribute to the prohibited transferee or prohibited owner an amount equal to the lesser of the price paid by the prohibited transferee or prohibited owner for the excess shares or the sales proceeds received by the trust for the excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell the excess shares to a qualified person or entity and distribute to the prohibited owner an amount equal to the lesser of the fair market value (as defined in our charter) of the excess shares as of the date of the event or the sales proceeds received by the trust for the excess shares. In either case, any proceeds in excess of the amount distributable to the prohibited transferee or prohibited owner, as applicable, will be distributed to the qualified charitable organization we select. Prior to a sale of any excess shares by the trust, the trustee will be entitled to receive, in trust for the qualified charitable organization we select, all dividends and other distributions paid by us with respect to the excess shares, and also will be entitled to exercise all voting rights with respect to the excess shares. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority (at the trustee’s sole discretion) (i) to rescind as void any vote cast by a prohibited transferee or prohibited owner, as applicable, prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the qualified charitable organization selected by us. If we have already taken irreversible corporate action, however, then the trustee will not have the authority to rescind and recast the vote. Any dividend or other distribution we pay to the prohibited transferee or prohibited owner (prior to our discovery that the shares had been automatically transferred to a trust as described above) will be required to be repaid to the trustee upon demand for distribution to the qualified charitable organization we select. If the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the 6.25% ownership limit or any other limit as provided in our charter or as otherwise permitted by our board of directors, then our charter provides that the transfer of the excess shares will be void or, in the case of a violative indirect transfer, the excess shares wills be redeemable by us at our sole option at a price equal to the fair market value of such shares at the time of the violative indirect transfer.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise, gift or transfer not involving a purchase, the fair market value at the time of the devise, gift or transfer) and (ii) the fair market value on the date we, or our designee, accepts this offer. We will have the right to accept such offer until the trustee has sold the shares of stock held in the trust. Upon a sale to us, the interest of the qualified charitable organization we select in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee or prohibited owner.

If any purported transfer of shares of our common stock would cause us to be beneficially owned by fewer than 100 persons, the transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock.

All certificates representing shares of our common stock will bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Compliance with Treasury Regulations

As set forth in the Treasury Regulations, every owner of a specified percentage (or more) of the outstanding shares of our common stock must file a completed questionnaire with us containing information regarding their ownership of such shares, as set forth in the Treasury Regulations. Under current Treasury Regulations, the percentage will be set between 0.5% and 5.0%, depending upon the number of record holders of our shares. In addition, under our charter, each stockholder will upon demand be required to disclose to us in writing any information we may request in order to determine the effect, if any, of that stockholder’s actual and constructive ownership of our common stock on our status as a real estate investment trust and to ensure compliance with the 6.25% ownership limit, or any other limit provided in our charter or as otherwise permitted by our board of directors.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS RELATED TO OUR REIT ELECTION

In the opinion of Latham & Watkins LLP, the following sets forth the material United States federal income tax considerations related to our REIT election. Your tax treatment will vary depending upon the terms of the specific securities that you acquire, as well as your particular situation. This discussion does not attempt to address any aspects of federal income taxation relevant to your ownership of the securities offered by this prospectus. Instead, any material federal income tax considerations relevant to your ownership of the securities offered by this prospectus will be provided in the applicable prospectus supplement that relates to those securities. Such prospectus supplement will provide, that in the opinion of our counsel, such discussion of tax matters, as supplemented by this discussion of tax matters, sets forth the material federal income tax considerations relevant to the ownership of the securities being offered by such prospectus supplement, including our qualification to be taxed as a REIT. In connection with the filing of each prospectus supplement, we will file an opinion of counsel with respect to the material federal income tax considerations relevant to the ownership of securities being offered by such prospectus supplement. The following discussion is based upon:

•	the Internal Revenue Code of 1986, as amended;

•	current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;

•	the legislative history of the Internal Revenue Code;

•	current administrative interpretations and practices of the Internal Revenue Service; and

•	court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings which are not binding on the Internal Revenue Service, except with respect to the particular taxpayers who requested and received these rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any change could apply retroactively to transactions preceding the date of the change.

We have not requested, and do not plan to request, any rulings from the Internal Revenue Service concerning our tax treatment. The statements in this prospectus are not binding on the Internal Revenue Service or any court. As a result, we cannot assure you that the tax considerations contained in this discussion will not be challenged by the Internal Revenue Service or, if so challenged, will be sustained by a court. In addition, this summary does not consider the effect of any foreign, state, local or other tax laws that may be applicable to us or a purchaser of our securities.

YOU ARE URGED TO CONSULT THE APPLICABLE PROSPECTUS SUPPLEMENT, AS WELL AS YOUR TAX ADVISORS, REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF:

•	THE ACQUISITION, OWNERSHIP AND SALE OR OTHER DISPOSITION OF THE SECURITIES OFFERED UNDER THIS PROSPECTUS, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES;

•	OUR ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST FOR FEDERAL INCOME TAX PURPOSES; AND

•	POTENTIAL CHANGES IN THE TAX LAWS.

Our Qualification as a Real Estate Investment Trust

General.    We elected to be taxed as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, commencing with our taxable year ended December 31, 1997. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a real estate investment trust under the Internal Revenue Code commencing with our taxable year ended December 31, 1997. We intend to continue to operate in this manner. However, we cannot assure you that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a real estate investment trust. See “—Failure to Qualify.”

The sections of the Internal Revenue Code and the corresponding Treasury regulations that relate to the qualification and operation of a real estate investment trust are highly technical and complex. The following is a summary of the applicable material provisions of the Internal Revenue Code and the corresponding Treasury Regulations. Complete details can be found in the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

Latham & Watkins LLP has acted as our tax counsel in connection with this registration of our common stock, preferred stock and debt securities and our election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us as of the date of this prospectus to the effect that, commencing with our taxable year ended December 31, 1997, we have been organized and have operated in conformity with the requirements for qualification and taxation as a real estate investment trust, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code. As described in greater detail below, our qualification as a real estate investment trust depends on our ability to meet various requirements imposed under the Internal Revenue Code, including through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership. Latham & Watkins LLP has not independently verified factual matters that form the basis of its opinion including our actual annual operating results, asset diversification, distribution levels and diversity of stock ownership and it will not do so in the future. In rendering its opinion, Latham & Watkins LLP has relied on various assumptions and representations as to factual matters, including the facts set forth in this prospectus and representations in a factual certificate provided by one of our officers. Further, the anticipated income tax treatment described in this prospectus and any prospectus supplement may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP undertakes no obligation to update its opinion subsequent to its date. See “—Failure to Qualify.”

If we qualify for taxation as a real estate investment trust, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. We will be required to pay federal income tax, however, as follows:

•	We will be required to pay tax at regular corporate rates on any undistributed “real estate investment trust taxable income,” including undistributed net capital gains.

•	We may be required to pay the “alternative minimum tax” on our items of tax preference.

•	If we have: (a) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business; or (b) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property is generally defined as property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•	We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a real estate investment trust because certain other requirements are met, we will be required to pay a tax equal to (a) the greater of (1) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test described below and (2) the amount by which 90% of our gross income exceeds the amount qualifying under the 95% gross income test described below, multiplied by (b) a fraction intended to reflect our profitability.

•	We will be required to pay a 4% excise tax to the extent that we fail to distribute during each calendar year at least the sum of (a) 85% of our real estate investment trust ordinary income for the year, (b) 95% of our real estate investment trust capital gain net income for the year, and (c) any undistributed taxable income from prior periods.

•	If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. A C corporation is generally defined as a corporation required to pay full corporate-level tax. The results described in this paragraph with respect to the recognition of gain assume that we will make or refrain from making an election under Treasury Regulations under Section 337 of the Internal Revenue Code, depending upon the time of the acquisition.

•	We will be subject to a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a “taxable REIT subsidiary” of ours to any of our tenants. See “—Ownership of Interests in Taxable REIT Subsidiaries.” Redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations.

Requirements for Qualification as a Real Estate Investment Trust.    The Internal Revenue Code defines a real estate investment trust as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) that issues transferable shares or transferable certificates to evidence beneficial ownership;

(3) that would be taxable as a domestic corporation but for Sections 856 through 860 of the Internal Revenue Code;

(4) that is not a financial institution or an insurance company within the meaning of the Internal Revenue Code;

(5) that is beneficially owned by 100 or more persons;

(6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year; and

(7) that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that all of conditions (1) to (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a real estate investment trust. For purposes of condition (6), pension funds and other specified tax-exempt entities generally are treated as individuals, except that a “look-through” exception applies with respect to pension funds.

We believe that we have satisfied conditions (1) through (7) during the relevant time periods. In addition, our charter provides for restrictions on the ownership and transfer of our shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These ownership and transfer restrictions are described in “Restrictions on Ownership and Transfers of Stock.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a real estate investment trust will terminate. If, however, we comply with the rules contained in the Treasury Regulations that require us to ascertain the actual ownership of our shares, and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “—Failure to Qualify.”

In addition, we may not maintain our status as a real estate investment trust unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of a Partnership Interest.    We own and operate one or more properties through partnerships and limited liability companies. Treasury regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership. Also, we will be deemed to be entitled to our proportionate share of the income of the partnership. The character of the assets and gross income of the partnership retains the same character in our hands for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include such partnership’s share of assets and items of income of any partnership in which it owns an interest. We have included a brief summary of the rules governing the federal income taxation of partnerships and their partners below in “—Tax Aspects of the Partnerships.” We have direct or indirect control of certain partnerships in which we are a partner and intend to continue to operate them in a manner consistent with the requirements for qualification as a real estate investment trust. We are a limited partner in certain partnerships. If a partnership in which we own an interest takes or expects to take actions which could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in that entity. In addition, it is possible that a partnership could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in a time frame which would allow us to dispose of our interest in the partnership or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT. The treatment described above also applies with respect to the ownership of interests in limited liability companies that are treated as partnerships for tax purposes.

Ownership of Interests in Qualified REIT Subsidiaries.    We own and operate a number of properties through our wholly-owned subsidiaries that we believe will be treated as “qualified REIT subsidiaries” under the Internal Revenue Code. A corporation will qualify as a qualified REIT subsidiary if we own 100% of its outstanding stock and if we do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent real estate investment trust for all purposes under the Internal Revenue Code (including all real estate investment trust qualification tests). Thus, in applying the requirements described in this prospectus, the subsidiaries in which we own a 100% interest (other than any taxable REIT subsidiaries) will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not subject to federal income tax and our ownership of the stock of such a subsidiary will not violate the real estate investment trust asset tests, described below under “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries.    A taxable REIT subsidiary is a corporation other than a real estate investment trust in which a real estate investment trust directly or indirectly holds stock and that has made a joint election with the real estate investment trust to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a real estate investment trust with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. A taxable REIT subsidiary may generally engage in any business, including the provision of customary or noncustomary services to tenants of its parent real estate investment trust, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or health care facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or health care facility is operated. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt that is directly or indirectly funded by its parent real estate investment trust if certain tests regarding the taxable REIT subsidiary’s debt-to-equity ratio and interest expense are satisfied. We own an interest in New NCHC, Inc., and all of the stock of Pan Pacific Development (Rosewood), Inc., and have jointly elected with them for Pan Pacific Development (Rosewood), Inc. and New NCHC, Inc., to be treated as our taxable REIT subsidiaries. As a result, our ownership of securities of Pacific Development (Rosewood), Inc., and New NCHC, Inc., will not be subject to the 10% asset test described below, and their operations will be subject to the provisions described below under “—Asset Tests” which are applicable to taxable REIT subsidiaries. We may acquire stock of other taxable REIT subsidiaries in the future.

Income Tests.    We must satisfy two gross income requirements annually to maintain our qualification as a real estate investment trust:

•	First, each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from (a) investments relating to real property or mortgages on real property, including “rents from real property” and, in some circumstances, interest, or (b) some types of temporary investments;

•	Second, each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from (a) the real property investments described above, or (b) dividends, interest and gain from the sale or disposition of stock or securities or (c) any combination of the foregoing.

For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. An amount received or accrued generally will not be excluded from the term “interest,” however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a real estate investment trust described above only if all of the following conditions are met:

•	The amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•	We, or an actual or constructive owner of 10% or more of our stock, do not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from such a tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by our other tenants for comparable space;

•	Rent attributable to personal property leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

•	We generally must not operate or manage our property or furnish or render services to our tenants, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no revenue. We may, however, directly perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ a “taxable REIT subsidiary” which is wholly or partially owned by us to provide both customary and non-customary services to tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will, however, be nonqualified income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% REIT gross income test.

We generally do not intend to receive rent which fails to satisfy any of the above conditions. Notwithstanding the foregoing, we may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent we determine, based on the advice of our tax counsel, that those actions will not jeopardize our status as a real estate investment trust.

We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a real estate investment trust for the year if we are entitled to relief under the Internal Revenue Code. Generally, we may avail ourselves of the relief provisions if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of the sources of our income to our federal income tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a real estate investment trust. As discussed above in “—Our Qualification as a Real Estate Investment Trust—General,” even if these relief provisions apply, and we retain our status as a real estate investment trust, a tax would be imposed with respect to our non-qualifying income. We may not always be able to maintain compliance with the gross income tests for real estate investment trust qualification despite our periodic monitoring of our income.

Prohibited Transaction Income.    Any gain that we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Our gain would include our share of any gain realized by any of the partnerships, limited liability companies or qualified REIT subsidiaries in which we own an interest. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a real estate investment trust. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation and to engage in the business of acquiring, developing and owning our properties. We may make occasional sales of the properties as are consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. The Internal Revenue Service may successfully contend, however, that one or more of these sales is subject to the 100% penalty tax.

Penalty Tax.    Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a taxable REIT subsidiary to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents we receive will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Internal Revenue Code. Safe harbor provisions are provided where:

•	Amounts are received by a real estate investment trust for services customarily furnished or rendered in connection with the rental of real property;

•	Amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception;

•	The taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

•	Rents paid to the real estate investment trust by tenants who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by the real estate investment trust’s tenants leasing comparable space who are receiving such services from the taxable REIT subsidiary and the charge for the services is separately stated; and

•	The taxable REIT subsidiary’s gross income from the service is not less than 150% of the subsidiary’s direct cost in furnishing the service.

Asset Tests.    At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets:

•	First, at least 75% of the value of our total assets, including assets held by our qualified REIT subsidiaries and our allocable share of the assets held by the partnerships and limited liability companies in which we own an interest, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a stock offering or a public debt offering with a term of at least five years, but only for the one-year period beginning on the date we receive these proceeds;

•	Second, not more than 25% of our total assets may be represented by securities, other than those securities included in the 75% asset test;

•	Third, of the investments included in the 25% asset class, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% by vote or value of any one issuer’s outstanding securities. For years prior to 2001, the 10% limit applies only with respect to voting securities of any issuer and not to the value of the securities of any issuer; and

•	Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. The 10% value limitation and the 20% asset test are part of recently enacted legislation and are effective for taxable years ending after December 31, 2000.

We indirectly own 50% of the outstanding stock of New NCHC, Inc., and directly own 100% of the outstanding stock of Pan Pacific Development (Rosewood), Inc. Pan Pacific Development (Rosewood), Inc., and New NCHC, Inc., elected, together with us, to be treated as our taxable REIT subsidiaries. So long as Pan Pacific Development (Rosewood), Inc., and New NCHC, Inc., qualify as taxable REIT subsidiaries, we will not be subject to the 5% asset test, 10% voting securities limitation or 10% value limitation with respect to our ownership of securities in Pan Pacific Development (Rosewood), Inc., and New NCHC, Inc. Pan Pacific Development (Rosewood), Inc., New NCHC, Inc., or we may acquire securities in other taxable REIT subsidiaries in the future, and we have held interests in other taxable REIT subsidiaries in the past. We believe that the aggregate value of our taxable REIT subsidiaries has not and will not exceed 20% of the aggregate value of our gross assets. With respect to each issuer in which we own an interest that does not qualify as a qualified REIT subsidiary, a taxable REIT subsidiary, or a partnership or limited liability company, we believe that the value of the securities of any such issuer has not exceeded 5% of the total value of our assets. Moreover, with respect to each issuer in which we own an interest that does not qualify as a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any such issuer has complied with the 10% voting securities limitation and 10% value limitation. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the Internal Revenue Service will not disagree with our determinations of value.

The asset tests must be satisfied not only on the last day of the calendar quarter in which we (directly or through our qualified REIT subsidiaries, partnerships or limited liability companies) acquire securities in the applicable issuer, but also on the last day of the calendar quarter in which we increase our ownership of securities of such issuer, including as a result of increasing our interest in a partnership or limited liability company which owns such securities. For example, our indirect ownership of securities of an issuer may increase as a result of our capital contributions to or the redemption of other partners’ or members’ interests in a partnership or limited liability company in which we have an interest. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or limited liability company), we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. Although we expect to satisfy the asset tests and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT.

Annual Distribution Requirements.    To maintain our qualification as a real estate investment trust, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% (95% for taxable years beginning before January 1, 2001) of our “REIT taxable income”; and

•	90% (95% for taxable years beginning before January 1, 2001) of our after tax net income, if any, from foreclosure property; minus

•	the excess of the sum of specified items of our noncash income items over 5% of “REIT taxable income” as described below.

Our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% (95% for taxable years beginning before January 1, 2001) of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset on the date we acquired the asset over (b) our adjusted basis in the asset on the date we acquired the asset.

We must pay these distributions in the taxable year to which they relate, or in the following taxable year if they are declared before we timely file our tax return for that year and paid on or before the first regular dividend payment following their declarations. Except as provided below, these distributions are taxable to our stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 90% distribution requirement. The amount distributed must not be preferential. To avoid being preferential, every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain or distribute at least 90% (95% for taxable years beginning before January 1, 2001), but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular ordinary and capital gain corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements.

We expect that our “REIT taxable income” will be less than our cash flow because of depreciation and other non-cash charges included in computing “REIT taxable income.” Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements. However, we may not have sufficient cash or other liquid assets to meet these distribution requirements because of timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

We may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which we may include in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

In addition, we will be required to pay a 4% excise tax on the excess of the required distribution for the calendar year over the amounts we actually distribute for such year. For this purpose, the amount of our required distribution during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) equals the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for the year, and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which this excise tax is imposed for any year will be treated as an amount distributed during that year for purposes of calculating such tax.

Distributions with declaration and record dates falling in the last three months of the calendar year, which are paid to our stockholders by the end of January immediately following that year, will be treated for federal income tax purposes as having been paid on December 31 of the prior year.

Like-Kind Exchanges.    We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Earnings and Profits Distribution Requirement.    A real estate investment trust is not permitted to have accumulated earnings and profits attributable to non-real estate investment trust years. A real estate investment trust has until the close of its first taxable year in which it has non-real estate investment trust earnings and profits to distribute all such earnings and profits. Our failure to comply with this rule would require that we pay a “deficiency dividend” to our stockholders, and interest to the Internal Revenue Service, to distribute any remaining earnings and profits. A failure to make this deficiency dividend distribution would result in the loss of our real estate investment trust status. See “—Failure to Qualify.”

Failure to Qualify

If we fail to qualify for taxation as a real estate investment trust in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be required to pay tax, including any alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a real estate investment trust will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a real estate investment trust would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a real estate investment trust, all distributions to stockholders will be taxable at rates applicable to regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we would also be disqualified from taxation as a real estate investment trust for the four taxable years following the year in which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Partnerships

General.    We currently own interests in various partnerships and limited liability companies and may own interests in additional partnerships and limited liability companies in the future. Our ownership of an interest in such partnerships and limited liability companies involves special tax considerations. These special tax considerations include, for example, the possibility that the Internal Revenue Service might challenge the status of one or more of the partnerships or limited liability companies in which we own an interest as partnerships, as opposed to associations taxable as corporations, for federal income tax purposes. If a partnership or limited liability company in which we own an interest, or one or more of its subsidiary partnerships or limited liability companies, were treated as an association, it would be taxable as a corporation and therefore be subject to an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change, and could prevent us from satisfying the real estate investment trust asset tests and/or the real estate investment trust income tests. This, in turn, would prevent us from qualifying as a real estate investment trust. In addition, a change in the tax status of one or more of the partnerships or limited liability companies in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

Treasury Regulations that apply for tax periods beginning on or after January 1, 1997, provide that a domestic business entity not otherwise organized as a corporation and which has at least two members may elect to be treated as a partnership for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an eligible entity which did not exist or did not claim a classification prior to January 1, 1997, will be classified as a partnership for federal income tax purposes unless it elects otherwise. All of the partnerships in which we own an interest intend to claim classification as partnerships under these Treasury Regulations. As a result, we believe that these partnerships will be classified as partnerships for federal income tax purposes. The treatment described above also applies with respect to our ownership of interests in limited liability companies that are treated as partnerships for tax purposes.

Allocations of Income, Gain, Loss and Deduction.    A partnership or limited liability company agreement will generally determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the Treasury Regulations. Generally, Section 704(b) of the Internal Revenue Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners and members. If an allocation is not recognized for federal income tax purposes, the relevant item will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in each of the partnerships and limited liability companies in which we own an interest are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations thereunder.

Tax Allocations with Respect to the Properties.    Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value or book value and the adjusted tax basis of the property at the time of contribution. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Appreciated property has been contributed to some of our partnerships and/or limited liability companies in exchange for interests in those partnerships and/or limited liability companies in connection with transactions in which those partnerships and/or limited liability companies were formed. The relevant partnership and/or limited liability company agreements require that these allocations be made in a manner consistent with Section 704(c) of the Internal Revenue Code. Treasury regulations issued under Section 704(c) of the Internal Revenue Code provide partnerships and limited liability companies with a choice of several methods of accounting for book-tax differences. We and our partnerships and/or limited liability companies have agreed to use the “traditional method” for accounting for book-tax differences for the properties initially contributed to our partnerships and/or limited liability companies. Under the traditional method, which is the least favorable method from our perspective, the carryover basis of contributed interests in the properties in the hands of our partnerships and/or limited liability companies (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our partnerships and/or limited liability companies. An allocation described in (2) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Our Qualification as a Real Estate Investment Trust” and “—Annual Distribution Requirements.”

Our partnerships and/or limited liability companies and we have not yet decided what method will be used to account for book-tax differences for other properties acquired by our partnerships and/or limited liability companies in the future.

Any property acquired by our partnerships and/or limited liability companies in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Internal Revenue Code will not apply.

Tax Liabilities and Attributes Inherited From Acquisitions

Tax Liabilities and Attributes Inherited from Pan Pacific (CTA) and Western Properties Trust.    Recently, we acquired in mergers certain assets and subsidiaries of Pan Pacific (CTA) (formerly known as Center Trust, Inc.) a Maryland corporation that elected to be taxed as a real estate investment trust, and certain assets and subsidiaries of Western Properties Trust, a California real estate investment trust. If, prior to these transactions, Pan Pacific (CTA) or Western Properties Trust failed to qualify as a real estate investment trust in any taxable year, it would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Unless entitled to relief under specific statutory provisions, Pan Pacific (CTA) or Western Properties Trust would also be disqualified from taxation as a real estate investment trust for the four taxable years following the year in which it lost qualification. We, as successor in interest to each of Pan Pacific

(CTA) and Western Properties Trust, would be required to pay this tax. In addition, the built-in gain rules described under “Our Qualification as a Real Estate Investment Trust – General” above generally would apply with respect to any assets acquired by us from Pan Pacific (CTA) and Western Properties Trust. If during the ten-year period following the end of the last year in which Pan Pacific (CTA) or Western Properties Trust failed to qualify as a REIT, we dispose of any of the assets acquired from Pan Pacific (CTA) or Western Properties Trust, respectively, any resulting gain, to the extent of the built-in gain at the end of such year, generally would be subject to tax at the highest corporate tax rate under the built-in gain rules. The results described in the preceding sentence assume that, on the tax return for the applicable year, Pan Pacific (CTA), Western Properties Trust or we have made or will make or refrain from making elections, as necessary under the applicable temporary Treasury Regulations to be treated in this manner. In addition, if Pan Pacific (CTA) or Western Properties Trust failed to qualify as a REIT for any year, then it is possible that we would have acquired undistributed C corporation earnings and profits from Pan Pacific (CTA) or Western Properties Trust, respectively. If we fail to distribute these C corporation earnings and profits, if any, prior to the end of the taxable year in which the merger occurs, we would be required to distribute them through a deficiency dividend or fail to qualify as a REIT.

Tax Rate Changes

The maximum tax rate for non-corporate taxpayers for (i) most capital gains has been reduced from 20% to 15% (for taxable years ending on or after May 6, 2003 and before January 1, 2009) and (ii) most dividends has been reduced from 38.6% to 15% (for taxable years beginning after December 31, 2002 and before January 1, 2009). In general, dividends paid by REITs are not eligible for the reduced tax rate on corporate dividends, except to the extent the REIT’s dividends are attributable to dividends received from taxable corporations (such as our taxable REIT subsidiaries), to income that was subject to tax at the corporate/REIT level (for example, if we distribute taxable income that we retained and paid tax on in the prior taxable year) or to dividends properly designated by us as “capital gain dividends.” Although these tax rate changes do not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable treatment of regular corporate dividends could cause investors who are individuals to consider stocks of other corporations that pay dividends to be more attractive relative to stocks of REITs.

Other Tax Consequences

We may be required to pay tax in various state or local jurisdictions, including those in which we transact business. Our state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your tax advisors regarding the effect of state and local tax laws on an investment in Pan Pacific.

PLAN OF DISTRIBUTION

We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the Securities and the terms of any agreement, arrangement or understanding entered into with such underwriters or agents will be described in the applicable prospectus supplement.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at prices relating to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and such compensation received from us will be described, in the applicable prospectus supplement.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

Certain of the underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock. Our common stock is currently listed on the NYSE. Unless otherwise specified in the related prospectus supplement, any shares of common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange or Nasdaq, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, there can be no assurance as to the liquidity of, or the trading market for, the securities.

To facilitate our offering of securities, certain persons participating in our offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in an offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

EXPERTS

The consolidated financial statements of Pan Pacific Retail Properties, Inc. and subsidiaries as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein, and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Center Trust, Inc. as of December 31, 2002 and 2001 and for each of the years in the three year period ended December 31, 2002 incorporated in this registration statement by reference from Pan Pacific Retail Properties, Inc.’s Current Report on Form 8-K dated March 15, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of our debt securities offered hereby will be passed upon for us by Latham & Watkins LLP, and the validity of the common stock and preferred stock offered hereby will be passed upon for us by Venable LLP, Baltimore, Maryland.

In addition, the description of material federal income tax consequences contained in this prospectus under the heading “United States Federal Income Tax Consequences Related to our REIT Election” is based upon the opinion of Latham & Watkins LLP. Latham & Watkins LLP will assume the accuracy of the opinion of Venable LLP, as to certain matters of Maryland law.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we have filed at the SEC’s public reference rooms. You may read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. You may inspect information that we file with The New York Stock Exchange at the offices of The New York Stock Exchange at 20 Broad Street, New York, New York 10005.

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to “incorporate by reference” the information we file with them, which means:

•	Incorporated documents are considered part of this prospectus;

•	We can disclose important information to you by referring you to those documents; and

•	Information that we file with the SEC will automatically update and supersede this prospectus.

We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”):

•	Our Annual Report on Form 10-K for the year ended December 31, 2002 (Registration No. 001-13243), filed on March 26, 2003;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (Registration No. 001-13243), filed on November 12, 2003;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (Registration No. 001-13243), filed on May 9, 2003;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (Registration No. 001-13243), filed on August 8, 2003;

•	Our Current Reports on Form 8-K filed on April 1, 2003 (Registration No. 001-13243), April 10, 2003 (Registration No. 001-13243), May 30, 2003 (Registration No. 001-13243), August 1, 2003 (Registration No. 001-13243 and October 31, 2003 (Registration No. 001-13243); and

•	The description of our common stock contained in our Registration Statement on Form 8-A, filed on August 4, 1997 (File No. 001-13243), including any subsequently filed amendments and reports filed for the purpose of updating the description.

If any statement in this prospectus is inconsistent with a statement in one of the incorporated documents referred to above, then the statement in the incorporated document will be deemed to have been superseded by the statement in this prospectus.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus but before the end of the offering:

•	Reports filed under Sections 13(a) and (c) of the Exchange Act;

•	Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders’ meeting; and

•	Any reports filed under Section 15(d) of the Exchange Act.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by writing or telephoning us at the following address:

Pan Pacific Retail Properties, Inc.

Attention: Investor Relations

1631-B South Melrose Drive

Vista, CA 92083

(760) 727-1002

$100,000,000

Pan Pacific Retail Properties, Inc.

5.25% Notes due 2015

PROSPECTUS SUPPLEMENT

August 17, 2005

Joint Book-Running Managers

Banc of America Securities LLC

Wachovia Securities

Co-Manager

Wells Fargo Securities